Exhibit 10.1

LEASE

BETWEEN

MICHELSON FARM-WESTFORD

TECHNOLOGY PARK IV

LIMITED PARTNERSHIP

AND

SONUS NETWORKS, INC.

FOR

4 TECHNOLOGY PARK DRIVE (BUILDING 4)

WESTFORD, MASSACHUSETTS

I N D E X

ARTICLE 1 - REFERENCE DATA

1.1	Subjects Referred To	4
1.2	Exhibits	6

ARTICLE 2 - PREMISES AND TERM:		8

2.1	Premises	8
2.2	Term	9
2.3	Lease Year	9

ARTICLE 3 - CONSTRUCTION:		9

3.1	Initial Construction	9
3.2	Tenant’s Early Access	12
3.3	General Provisions Applicable to Construction	13
3.4	Preparation of Premises for Occupancy	13
3.5	Representatives	14
3.6	Arbitration by Architects	15

ARTICLE 4 - RENT:		15

4.1	Rent; Independent Covenants	15
4.2	Operating Costs	16
4.3	Payments	19
4.4	Fiscal Year	19

ARTICLE 5 - LANDLORD’S COVENANTS/REPRESENTATIONS:		20

5.1	Landlord’s Covenants during the Term	20
5.2	Interruptions	23

ARTICLE 6 — TENANT’S COVENANTS:		24

6.1	Tenant’s Covenants during the Term	24

ARTICLE 7 - CASUALTY AND TAKING:		32

7.1	Casualty and Taking	32
7.2	Reservation of Award	33

I N D E X
(Continued)

ARTICLE 8 - RIGHTS OF MORTGAGEE:		34

8.1	Priority of Lease	34
8.2	Limitation on Mortgagee’s Liability	34
8.3	Mortgagee’s Election	34
8.4	No Prepayment or Modification, etc.	34
8.5	No Release or Termination	35
8.6	Continuing Offer	35
8.7	Mortgagee’s Approval	35
8.8	Submittal of Financial Statement	36

ARTICLE 9 - DEFAULT:		36

9.1	Events of Default	36
9.2	Tenant’s Obligations after Termination	37
9.2	Events of Default by Landlord	38

ARTICLE 10 - MISCELLANEOUS:		38

10.1	Titles	38
10.2	Notice of Lease	39
10.3	Access	39
10.4	Notices from One Party to the Other	39
10.5	Bind and Inure	39
10.6	No Surrender	39
10.7	No Waiver, etc.	40
10.8	No Accord and Satisfaction	40
10.9	Cumulative Remedies	40
10.10	Partial Invalidity	40
10.11	Intentionally Deleted	40
10.12	Estoppel Certificate	41
10.13	Waiver of Subrogation	41
10.14	Brokerage	41
10.15	Confidentiality	41
10.16	Governing Law; Counterparts	42
10.17	Security Deposit	42
10.18	Guaranty	43
10.19	Joint Inspection at Termination	43
10.20	Rooftop Equipment/Generator/Smoking Shelter	43
10.21	Furniture/Equipment/Existing Back-Up Generator	44
10.22	IBM Contingency	44
10.23	Termination of Sublease Contingency	45

Date of Lease Execution: August 11, 2010

ARTICLE 1

REFERENCE DATA

1.1                                 SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

Landlord:	Michelson Farm-Westford Technology Park IV Limited Partnership

Managing Agent:	The Gutierrez Company

Landlord’s and Managing Agent’s	Burlington Office Park
Address:	One Wall Street
Burlington, MA 01803
Attn: John A. Cataldo, Secretary
T (781) 272-7000
F (781) 272-3130

Landlord’s Representative:	John A. Cataldo

Tenant:	Sonus Networks, Inc.

Tenant’s Address (for Notice & Billing)
Prior to Term Commencement Date:	7 Technology Park Drive
Westford, MA 01886

With a copy for billing purposes:
7 Technology Park Drive
Westford, MA 01886

With copy of legal notices to:
7 Technology Park Drive
Westford, MA 01866
Attention: General Counsel

Tenant’s Address (for Notice & Billing)
Following Term Commencement Date:
4 Technology Park Drive
Westford, MA 01886

With a copy of billing notices as above
With copy of legal notices as above

Tenant’s Representative:	Anthony Zacher

Building:	4 Technology Park Drive
Westford, MA 01886

Floors:	First and Second Floors

Premises:	The 80,000 rentable square feet of space depicted on Exhibit A-1 attached hereto, and as more particularly defined in Section 2.1, subject to adjustment as provided in Section 3.1 below.

Rentable Floor Area of Premises:

Approximately 80,000 rentable square feet, subject to adjustment as provided in Section 3.1 below. Landlord represents and warrants that the Premises and Building have been measured using the Standard Method for Measuring Office Buildings per AIA.

Tenant’s Pro-Rata Share:	82.05%

Total Rentable Floor Area of the Building:	97,500 rentable square feet

Scheduled Term
Commencement Date:	December 15, 2010

Outside Delivery Date:	March 15, 2011

Effective Date:	Date of the last party to sign this Lease.

Term Expiration Date:	Such date which is seven (7) years and eight (8) months following the Term Commencement Date (as defined in Section 2.2).

Approximate Term:	Seven (7) years and eight (8) months.

Fixed Rent (net):

Months 1-8:	$0.00/RSF*;
Months 9-44:	$79,666.67/Month; $11.95/RSF
Months 45-92:	$90,333.33/Month; $13.55/RSF

*See Section 4.1 regarding rental abatement.

Annual Estimated Operating Costs
For the Building:	Landlord’s actual Operating Costs for the previous calendar year ending December 31, currently estimated at $5.50/RSF ($4.35/RSF for common area maintenance charges and $1.15/RSF for real estate taxes) for calendar year 2010.

Security Deposit:	(See Section 10.17)

Guarantor:	Not Applicable

Permitted Uses:	General office, light manufacturing and assembly, laboratory, research and development, administrative and other lawful uses ancillary thereto as permitted by local zoning.

Real Estate Broker(s):	Cushman & Wakefield of Massachusetts

CGL Insurance -
Bodily Injury and Property Damage:	Each Occurrence: $1,000,000
Aggregate: $2,000,000

Right of First Offer:	See Exhibit R

Special Provisions:

1.	TI Allowance and Lab Upgrade Allowance - See Section 3.1
2.	Rent Abatement - See Section 4.1
3.	Option to Extend - See Exhibit I
4.	Early Termination Option - See Exhibit M

1.2                                 LIST OF EXHIBITS

The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A-1	Plan Showing Premises
EXHIBIT A-2	Preliminary Tenant’s Plans
EXHIBIT B	Legal Description of Lot
EXHIBIT C	Base Building Improvements
EXHIBIT D-1	Landlord’s Services
EXHIBIT D-2	Tenant’s Services
EXHIBIT E	Rules and Regulations for Westford Technology Park
EXHIBIT F	Park Covenants — Westford Technology Park
EXHIBIT G	Estoppel Certificate
EXHIBIT H	Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT I	Option to Extend
EXHIBIT J	Existing Exclusives
EXHIBIT K	Form of Letter of Credit (if applicable)
EXHIBIT L	Form of Notice of Lease
EXHIBIT M	Early Termination Option

EXHIBIT N	Furniture/Equipment Inventory
EXHIBIT O	Bill of Sale
EXHIBIT P	Agreement Regarding Final Plans
EXHIBIT Q	Definition of Cost
EXHIBIT R	Right of First Offer

ARTICLE 2

PREMISES AND TERM

2.1                                 PREMISES

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord, space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building.  Tenant’s space, with such exclusions, is hereinafter referred to as the “Premises”.

Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord in accordance with Section 6.1.4 of which Tenant is given prior written notice:  (a) the common facilities included in the Building or on the lot upon which the Building is located as described in Exhibit B attached hereto (the “Lot”), including the parking facilities (specifically Tenant shall have the right to use the parking facilities in the amount of 3.2 spaces per 1,000 rentable square feet (“RSF”) of the Premises, on a “non-reserved, first-come first-serve” basis with all other tenants in the Building, including their employees and/or invitees, and for which use there shall not be an additional charge to Tenant, its employees or invitees. Additionally, Tenant shall be provided with ten (10) designated visitor parking spaces on the Lot), bathrooms, loading dock(s), and other facilities located outside of the Premises, to the extent from time to time designated by Landlord; and (b) the Building service fixtures and equipment serving the Premises.

Tenant shall also have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants and owners of other lots in the park commonly known and referred to as the Michelson Farm-Westford Technology Park (the “Park”) from time to time made by Landlord in accordance with Section 6.1.4 of which Tenant is given written notice:  (a) the common areas now or hereafter located at the Park, including, without limitation, the Common Areas shown on the Plan of the Park attached hereto as part of Exhibit A-1, as such Common Areas may be amended or modified by Landlord from time to time during the Term hereof, (the “Common Areas”); provided that any such amendment or modification shall not materially adversely affect Tenant’s rights hereunder, (b) all rights to access, all service areas, drainage of surface water runoff, including, without limitation, storm drainage systems and detention areas, and the sewer treatment plant serving the Park, (c) all grades, driveways, roadways, sidewalks and footways, lighting systems and traffic flow patterns, (d) all parking areas designated as common or visitors parking areas for use of the entire Park, if any, (e) all other rights appurtenant to the Lot and the Building, (f) all means of access to and from the Building and to the Common Areas, including, without limitation, all sidewalks, roads, driveways and the like, and (g) all utility lines, electricity, water and sewage disposal.

Landlord reserves the right from time to time with prior written notice and without unreasonable interference with Tenant’s use (a) to install, repair, replace, use, maintain and relocate for service to the Premises or to other parts of the Building or both, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any of the Common Areas or other common facility, including modifications of the lot lines of the Lot and the parking facilities, provided that substitutions are substantially equivalent or better and any such modifications shall not adversely affect Tenant’s rights hereunder.

2.2                                 TERM

To have and to hold for a period (the “Term”) commencing on the date (the “Term Commencement Date”) when the Premises are deemed Ready for Occupancy as provided for in Section 3.4 and continuing until the Term Expiration Date, unless sooner terminated as provided herein or unless extended by Tenant as provided for in Exhibit I.

2.3                                 LEASE YEAR

The term “Lease Year” as used herein shall mean and refer to that period of twelve (12) consecutive calendar months beginning with the first day of the first full month after the Term Commencement Date, or else on the Term Commencement Date itself, if such is the first day of a month, and each subsequent period of twelve (12) consecutive calendar months during the Term or any extensions thereof.  If the Term Commencement Date is other than the first day of a month, then the Term of the Lease shall be extended by the number of days between the Term Commencement Date and the first day of the next full month.  Any such partial month at the beginning of the Term shall be included in the first Lease Year, with the result that the first Lease Year may in fact include twelve (12) consecutive months, plus a partial month.

ARTICLE 3

CONSTRUCTION

3.1                                 INITIAL CONSTRUCTION

a.                                       Landlord shall, at its sole cost and expense, cause certain improvements to be substantially completed in the Building in accordance with specifications described on Exhibit C attached hereto and made a part hereof (collectively, the “Exhibit C Work”) prior to the Scheduled Term Commencement Date set forth in Section 1.1 hereof.

b.                                      In addition, Landlord shall cause certain leasehold improvements to be substantially completed in the Premises in accordance with the Final Plans (as hereinafter defined), prior to the Scheduled Term Commencement Date (the “Tenant’s Work”).  The Tenant’s Work shall include but shall not be limited to the work to be performed on the lab as well as the items shown on the Final Plans.  To accomplish the Tenant’s Work, the parties agree that Landlord shall provide Tenant with: (1) an allowance of One Million Five Hundred Thousand and NO/100 Dollars ($1,500,000.00) to be applied towards the upgrade of the lab areas inclusive of all design work and infrastructure costs which shall remain the property of Landlord (the “Lab Upgrade Allowance”) and (2) a separate allowance of $10.00 per rentable square foot of the Premises, in the amount of $800,000.00, subject to adjustment if the square footage of the Premises is adjusted as hereinafter provided (the “TI Allowance”) to be used to build-out the Premises.  Collectively, the TI Allowance plus the Lab Upgrade Allowance are referred to herein as the “Total Tenant Allowance”. Tenant agrees to pay for the total Cost (as hereinafter defined) of the Tenant’s Work that exceeds the Total Tenant Allowance within thirty (30) days of receipt of an invoice from Landlord, which such invoice shall contain reasonable backup documentation as may be reasonably requested by Tenant (including an architect’s certificate confirming that the applicable work has been completed).  The Total Tenant Allowance shall be utilized by Landlord before any excess Cost, if any, shall be paid by Tenant as aforesaid, and may be utilized to pay for plan preparation and revisions in connection with the Tenant’s Work.  In the event that any portion of the Total Tenant Allowance is not fully utilized directly for the Tenant’s Work, such allowances may be used by Tenant towards other improvements to the Premises, including but not limited to moving expenses, infrastructure costs or other related furniture expenses.  In such case, Landlord shall reimburse Tenant for such costs within fifteen (15) days after receipt of an invoice for such work, which such invoice shall contain such reasonable documentation evidencing Tenant’s out-of-pocket costs for such items as reasonably requested by Landlord.

c.                                       Landlord shall cause all of the Exhibit C Work and Tenant’s Work to be performed utilizing its standard building materials and finishes for the Building, in a first-class and competent manner and in compliance with all Codes (as hereinafter defined).

d.                                      It is understood between the parties that the Tenant’s Work aspect of the leasing transaction contemplated by this Lease is an integral part of the transaction.  It is the intent of the parties, however, to achieve agreement on all terms of the Lease and execute same before Tenant incurs the expense of preparing final plans and specifications for the improvement of the Premises, and then to establish a mechanism whereby the parties shall negotiate their respective needs and limitations in connection with the build out of the Premises and attempt to reach accord thereon.  In order to expedite the plan review and approval process, Landlord and Tenant may use facsimile, electronic mail or other forms of written communication with respect to their communications regarding the plans and specifications.  Preliminary architectural plans and specifications prepared by Tenant’s architect/engineer for the Tenant’s Work (collectively, the “Preliminary Plans”) for the planned improvements of the Premises are attached hereto and incorporated herein as Exhibit A-2.  Landlord’s and Tenant’s execution of this Lease shall be deemed Landlord’s and Tenant’s approval of the Preliminary Plans. Tenant agrees to furnish to Landlord a list of any “long lead” items that may affect the timely completion of the Premises, which such items shall include, for example, specialty HVAC and electrical systems, doors, frames, lights, carpet and any other item having a long delivery time by August 20, 2010. Landlord and Tenant hereby agreeing to finalize the “long lead” items as soon as possible such that Landlord may release/award the same by August 25, 2010.  Other items shall be released/awarded once Landlord and Tenant have finalized the Tenant’s Plans as provided in subsection (e) below.  Tenant may, at its election, permit Landlord to review and provide input during the preparation of revisions to the Preliminary Plans and may provide Landlord with additional preliminary plans and specifications.

e.                                       As soon as possible after the full execution of this Lease, Tenant at its cost, shall prepare and deliver to Landlord one (1) copy of detailed plans and specifications and working drawings covering the construction of the improvements at the Premises consisting of the Tenant’s Work (the “Tenant’s Plans”).  The Tenant’s Plans shall be based on the Preliminary Plans and shall incorporate the determination of the actual final square footage of the Premises.  The parties shall amend this Lease upon final determination of the square footage of the Premises to reflect such correct square footage and any applicable adjustments in the Fixed Rent, Tenant’s Pro-Rata Share and other provisions of this Lease, as necessary.  Within three (3) business days after receipt of the Tenant’s Plans, Landlord shall either approve the Tenant’s Plans or deliver to Tenant its specific objections to the Tenant’s Plans, together with its proposed solution to each objection.  If Landlord fails to either approve or disapprove the Tenant’s Plans within the three (3) business day period, Landlord shall be deemed to have approved the Tenant’s Plans.  In the event that Landlord objects to the Tenant’s Plans, Tenant shall have three (3) business days to revise the Tenant’s Plans to address Landlord’s objection and to re-submit the Tenant’s Plans to Landlord for review and approval pursuant to this subsection.  Landlord and Tenant shall use good faith, diligent efforts to agree on the Tenant’s Plans in a timely manner, and to resolve any conflicts or objections regarding the Tenant’s Plans.  The parties understand and agree that in order to avoid a delay in the Scheduled Term Commencement Date, the Tenant’s Plans need to be agreed upon by no event later than September 1, 2010.  The Tenant’s Plans once approved by both Landlord and Tenant shall be referred to herein at times as the “Final Plans”.  Upon mutual agreement that the Tenant’s Plans are in final form for the Tenant’s Work, the parties shall enter into a letter agreement in form of Exhibit P attached hereto and incorporating such Final Plans into this Lease.

f.                                        The parties acknowledge that failure of either party to timely deliver comments to the Tenant’s Plans (or any modifications thereto), may require Landlord to make an adjustment in the Scheduled Term Commencement Date (such adjustment to be determined by Landlord in its reasonable judgment).  Landlord shall provide a written notice to Tenant of such change in the Scheduled Term Commencement Date which shall include reasonable detail describing the cause of the adjustment and the resulting extension of time caused by such delay.

g.                                       Landlord will not be required to approve Tenant’s Plans or subsequent changes to Final Plans or any future alterations or improvements to the Premises which involve any construction, alterations or additions requiring unusual expense to readapt the Premises to normal office use on the Term Expiration Date, unless Tenant first gives assurances reasonably acceptable to Landlord that such readaptation shall be made prior to such termination or expiration without expense to Landlord.  Landlord shall promptly inform Tenant during the plan approval process and, in any event, prior to the installation thereof, of any such items that may require unusual expense to readapt the Premises as aforesaid.  The parties hereby acknowledge and agree that the term “unusual expense” as used in this subsection shall mean an expense that is materially in excess of removal and repair costs associated with standard office materials.  Landlord and Tenant hereby acknowledge and agree that no changes or modifications to the Final Plans shall be made without Tenant’s written consent, such consent not to be unreasonably withheld or delayed by Tenant.  Notwithstanding the foregoing, Tenant shall not be required to consent to any changes or modifications to the Final Plans that will result in an unusual expense to readapt the Premises or that will result in the total Cost exceeding the Total Tenant Allowance.

h.                                      Landlord shall cause the Premises to be completed in accordance with the Final Plans.  Tenant may request changes to Tenant’s Work by altering, adding to, or deducting from Tenant’s Work as set forth in the agreed form of Final Plans.  Each such requested change shall be submitted pursuant to the form of change order supplied by Landlord to Tenant at Tenant’s request, a “Change Order”.  A Change Order requested by Tenant may also necessitate an adjustment in the Scheduled Term Commencement Date and may result in Tenant Alteration Delay Days (as hereinafter defined).  Landlord shall notify Tenant as soon as practicably possible in writing of the actual cost of the Change Order, the effect on the Cost of Tenant’s Work and if such requested Change Order shall result in an adjustment in the Scheduled Term Commencement Date.  The actual Cost of Change Orders, less credits for any Tenant’s Work deleted shall be applied to the TI Allowance or Lab Upgrade Allowance, as applicable.  In the event that Tenant has utilized the entire allowance that is applicable to the Change Order, the cost of the Change Order shall be fully paid by Tenant within thirty (30) days of receipt of an invoice from Landlord, which shall contain all reasonable backup documentation as may be reasonably requested by Tenant related to the actual cost of the Change Order and the allocation of the applicable allowance.

i.                                          In the event that Tenant requests a Change Order which would, due to materials or equipment having long delivery times or due to resulting sequencing delays, and notwithstanding

Landlord’s diligent efforts, result in a delay in the Scheduled Term Commencement Date, then Tenant shall be deemed to have agreed that it will pay to Landlord a fee equal to the Fixed Rent (as hereinafter provided in Section 4.1) and additional rent hereunder for a number of days equal to the actual number of days as certified by Landlord, by which the Scheduled Term Commencement Date would be delayed by such alterations or additions, giving due consideration to Landlord’s obligation to use diligent efforts to accelerate construction to make up for lost time due to delays (the “Tenant Alteration Delay Days”).  Landlord agrees to promptly provide Tenant with written notice of such determination of the Tenant Alteration Delay Days, such notice to include reasonable detail describing the cause of the delay and the number of Tenant Alteration Delay Days as certified by Landlord.  Should Tenant disagree with the calculation of Tenant Alteration Delay Days as hereinabove determined, then such disagreement shall be resolved pursuant to the provisions of Section 3.6 hereof.

j.                                         All Tenant improvements, changes and additions comprising the Tenant’s Work shall be part of the Premises and shall remain therein at the end of the Term, except for Tenant’s business fixtures, equipment and personal property (which such personal property shall include, without limitation, demountable partitions, equipment and telephone, security or computer systems, the “Tenant’s Property”).  All of Tenant’s Property shall remain the property of the Tenant and shall be removed at the expiration of the Term.  Tenant agrees to repair, at its sole cost and expense, any damage to the Premises caused by any such removal by Tenant in accordance with this paragraph and Section 6.1.2 hereof.

k.                                      Additionally, the installation of security systems (if any) shall be installed within the Premises and performed by Tenant’s security contractor, at Tenant’s direction and expense.

l.                                          The term “Cost” as used in this Article 3 shall include those items set forth in Exhibit Q and shall include the general contractor’s overhead and direct general conditions of seven and one-half percent (7.5%) of the aggregate costs, plus a contractor’s fee of five percent (5%) of the aggregate costs.

m.                                  Within ten (10) days of the Effective Date, Landlord agrees to submit to Tenant a master list of subcontractors that will be responsible for any items of Tenant’s Work that total, in the aggregate, twenty-five thousand ($25,000.00) Dollars.  Tenant shall have three (3) days to review such list and to provide Landlord with any comments, and Landlord and Tenant shall mutually agree on the final subcontractor list within three (3) days.  Failure by Tenant to notify Landlord within said three (3) day period shall constitute acceptance by Tenant of the subcontractor list.  In addition, Landlord shall submit to Tenant a budget for Tenant’s Work within five (5) days of receipt of Tenant’s Plans and will notify Tenant of any additions once subcontracts have been awarded.  Additionally, Tenant will be provided updated reports on the budget throughout the construction process, as requested.  On a monthly basis Landlord shall provide Tenant with a detailed accounting of the total costs to perform the Tenant’s Work and the application of the Total Tenant Allowance to such costs.  If requested by Tenant, Landlord shall provide reasonable supporting documentation regarding such costs.

3.2                               TENANT’S EARLY ACCESS

Tenant (including its contractors, agents or employees) shall have access to the Premises at least ninety (90) days prior to the Term Commencement Date for purposes of telephone/data, security and modular furniture installations and other purposes and move-in activities reasonably approved by Landlord, which approval shall not be unreasonably withheld, provided that (i) Tenant’s contractors, agents or employees work in a harmonious labor relationship with Landlord and Managing Agent, and

(ii) no work shall be done or fixtures or equipment installed by Tenant in such manner as to unreasonably interfere with any work being done by or for Landlord on the Premises as reasonably determined by Landlord.  During the period of preoccupancy of the Premises by Tenant, no Fixed Rent or additional rent shall accrue or be payable, nor shall preoccupancy trigger the Term Commencement Date, but otherwise such preoccupancy shall be subject to all the terms, covenants and conditions contained in this Lease.

3.3                               GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and requirements or orders of governmental authorities (hereafter collectively referred to as the “Codes”), and the requirements of all insurers of the Building.  Either party may inspect the work of the other at reasonable times and shall promptly give written notice of observed defects, provided that any inspection or right to inspect is solely for the benefit of the party having such right, and shall not constitute a representation or warranty to the other party or create any liability with respect to the party performing the inspection or having such right.

Landlord represents and warrants that Tenant’s Work shall be performed in a good and workmanlike manner and complete in all respects as to the scope of the Tenant’s Work, Codes and requirements of insurance carriers.  Landlord shall remove all debris resulting from Tenant’s Work at Tenant’s expense prior to the Term Commencement Date and any time thereafter if additional Tenant’s Work is required after the Term Commencement Date, but excluding any debris caused by work completed by Tenant pursuant to Section 3.2.  Prior to acceptance of Tenant’s Work, Tenant shall be entitled to walk-through the Premises and compile a punch list of items associated with the Tenant’s Work to be completed and/or corrected.  Landlord shall complete such punch list items within thirty (30) days (or such other time period as mutually agreed to by the parties).  Further, Landlord covenants to promptly remove, whether by payment, the securing of a bond, or otherwise, any and all liens that may be applied to the Tenant’s Work or the Premises as a result of Tenant’s Work.

3.4                               PREPARATION OF PREMISES FOR OCCUPANCY

Landlord agrees to use reasonable good faith efforts to have the Premises Ready for Occupancy (as hereinafter defined) on or before the Scheduled Term Commencement Date, which such date shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control (each, a “Force Majeure Delay”), or any Tenant Delay (as hereinafter defined).  For purposes of this Lease, a “Tenant Delay” shall mean any one of the following:  (i) changes requested by Tenant to approved final plans for the Tenant’s Work (i.e. the Tenant’s Plans); (ii) Tenant’s failure to supply information as reasonably requested by Landlord in order to complete construction in a timely manner (e.g. comments to preliminary plans and specifications, the “long lead” items described in Section 3.1), (iii) Tenant Alteration Delay Days; or (iv) a written request of Tenant to stop work.  The Premises shall be deemed ready for occupancy (“Ready for Occupancy”) on the earlier of:

(a)                                 the date on which Tenant begins to materially conduct business on any portion of the Premises and the Landlord shall have obtained a Certificate of Occupancy from the Town of Westford; or

(b)                                 the date on which all of the following have occurred:  (i) the Premises shall be delivered to Tenant, free and clear of any tenants or occupants, and (ii) the Exhibit C Work and the Tenant’s Work is substantially completed in compliance with Exhibit C and the Final Plans, respectively, except for punch list items (including weather delayed items) relating to either the Exhibit C Work and/or the Tenant’s Work which does not interfere with Tenant’s use of the Premises for its operation and Landlord has obtained a Certificate of Occupancy from the Town of Westford (which may be temporary) for the Premises and has provided Tenant with a copy thereof; provided, however, that if Landlord is unable to substantially complete construction by the Scheduled Term Commencement Date due to any Tenant Delay, then notwithstanding any language to the contrary set forth in this Lease, the Premises shall be deemed “Ready for Occupancy” on the date the Premises would have been substantially completed, but for a Tenant Delay.

Notwithstanding the foregoing provisions, if the Premises are not deemed Ready for Occupancy on or before the Outside Delivery Date, which date may be extended for reasons due to Force Majeure and/or due to Tenant Delay, for whatever reason, other than Tenant’s default, Tenant may elect to cancel this Lease at any time after the Outside Delivery Date while the Premises are not deemed Ready for Occupancy by giving notice to Landlord of such cancellation which shall be effective ten (10) days after delivery of such notice to Landlord, unless within said ten (10) day period, Landlord delivers the Premises in the condition Ready for Occupancy as defined herein, in which event such notice of cancellation shall be rendered null and void and of no further force and effect.

Further, notwithstanding any provisions of this Lease to the contrary, in the event that the Premises are not Ready for Occupancy on or before the Outside Delivery Date (as defined above and as the same may be extended), and Tenant does not elect to terminate as provided above, then provided Tenant is not in default under the Lease beyond the applicable cure period, Tenant shall receive from Landlord, as liquidated damages, an abatement of Fixed Rent (in addition to such abatement provided in Section 4.1 hereof) following commencement of any rental obligations pursuant to Section 4.1 hereof equal to one hundred (100%) percent of the daily Fixed Rent and additional rent for each day the Exhibit C Work and/or Tenant’s Work is not substantially completed beyond the Outside Delivery Date.  It is understood by Tenant that the rights in this section shall be Tenant’s sole remedy at law or in equity for Landlord’s failure to have the Premises Ready for Occupancy.

3.5                               REPRESENTATIVES

In connection with their respective rights and obligations under this Article 3 each party authorizes the other to rely upon approval and other actions on the party’s behalf by Landlord’s Representative (as defined in Section 1.1 above) in the case of Landlord or Tenant’s Representative (as defined in Section 1.1 above) in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.  The foregoing Representatives, however, are not necessarily the only persons who may bind Landlord or Tenant with respect to matters arising under Article 3 of this Lease.

3.6                               ARBITRATION OF ARCHITECT

Whenever there is a disagreement between the parties with respect to construction by Landlord of the Exhibit C Work and/or the Tenant’s Work, such disagreement shall be definitively determined by the following procedure: Each of Landlord and Tenant shall appoint one (1) architect, such two (2) architects will then (within five (5) business days of their appointment) appoint a third architect licensed in the Commonwealth of Massachusetts with not less than ten (10) years experience.  Each architect shall establish within ten (10) days of their appointment their respective position on the matter in dispute.  In case of any dispute with respect to dollar amounts or lengths of time or dates such as the date of Ready for Occupancy, the dollar amount or length of time or date shall be the average of the two (2) closest determinations by the three (3) architects, with the determination of the architect which was not closest to another architects’ determination excluded from such calculation.  In case of any dispute not involving dollar amounts or lengths of time or dates (i.e. the approval of plans) the determination by at least two (2) of the three (3) architects shall be required in order to resolve the matter in dispute.  Landlord and Tenant shall each bear the cost of the architect selected by them respectively and shall share equally the cost of the third architect.  During such arbitration period, the parties agree to cooperate with one another so as to proceed with construction and with their respective obligations hereunder in a timely manner.  Each determination under this Section 3.6 shall be binding upon Landlord and Tenant.  In the event a party fails to timely perform or pay its required share then if not cured within ten (10) days of notice the non-defaulting party’s position shall be deemed to have prevailed.

In the event that two (2) architects are not able to reach an agreement on a dispute not involving dollar amount or length of time or dates, within fifteen (15) days of their appointments, the matter may be submitted by either Tenant or Landlord to the American Arbitration Association for binding resolution.

ARTICLE 4

RENT

4.1                               RENT; INDEPENDENT COVENANTS

a.                                      Tenant agrees to pay, without any offset or reduction whatsoever (except as expressly set forth in this Lease), fixed rent (“Fixed Rent”) equal to monthly Fixed Rent as set forth in Section 1.1 above and Estimated Monthly Operating Cost Payments set forth in Section 4.2(f) below in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the pro rata rate payable for such portion in advance.  The term “Rent” shall at all times be used herein to mean Fixed Rent, Estimated Monthly Operating Cost Payments and Operating Cost Reconciliation, plus additional rent, or any other monies due and payable under this Lease.

b.                                      Notwithstanding the foregoing, provided that there does not then exist an uncured, continuing Event of Default under this Lease at the time thereof, Tenant’s obligation for the payment of Fixed Rent shall be abated in full for a period of eight (8) months following the Term Commencement Date of this Lease; however, Tenant shall remain responsible for paying operating expenses, real estate taxes and insurance estimated at $5.50/RSF and utilities.  If there shall exist an Event of Default under this Lease beyond any applicable period of notice and cure during said for such eight (8) month period, then any remaining rent abatement shall cease from the date of such Event of Default.

c.                                       Notwithstanding any contrary term or provision of this Lease, each provision hereof constitutes an independent covenant, enforceable separately from each other covenant hereof.  To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision.  Tenant acknowledges and agrees that Tenant’s obligation to pay Fixed Rent and additional rent is independent of any and all obligations of Landlord hereunder, with the result that, except as otherwise expressly set forth herein, Tenant’s sole remedy for any alleged breach by Landlord of its obligation hereunder shall be to commence a judicial proceeding against Landlord seeking specific performance,  damages, or other rights available in law or equity, and not to deduct or set off Fixed Rent or additional rent or terminate this Lease.

4.2                               OPERATING COSTS

a.                                      Within ninety (90) days after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement (“Landlord’s Statement”) in reasonable detail and according to generally accepted accounting principles reasonably applied and showing for the preceding Fiscal Year or fraction thereof, as the case may be, “Landlord’s Actual Operating Costs”, and specifying Tenant’s “Pro Rata Share” (which such term shall refer to the fraction, the numerator of which is the Rentable Floor Area of Premises, and the denominator of which is the Total Rentable Floor Area of the Building) for such Fiscal Year.  Subject to Tenant’s audit rights in Subsection (h) below, Tenant shall pay to Landlord the difference between its actual Pro-Rata Share of the Landlord’s Actual Operating Costs for that Fiscal Year and the total of the Estimated Monthly Operating Cost Payments, as defined in subsection (f) below, that Tenant has paid for that Fiscal Year (the “Operating Cost Reconciliation”) within thirty (30) days of receipt of Landlord’s Statement.  In the event that Tenant’s total Estimated Operating Cost Payments exceed its actual Pro-Rata Share of the Landlord Actual Operating Costs for such Fiscal Year, then at Tenant’s option, Landlord shall either apply any excess payment to the next installments of Fixed Rent and additional rent or refund such excess to Tenant within thirty (30) days after receipt of Tenant’s written election to receive such a refund. Within ninety (90) days of the end of the Term, Landlord shall refund to Tenant any unused excess Estimated Monthly Operating Cost Payments.  Notwithstanding the foregoing, for any partial Lease Year that may exist at the beginning or end of the Term, the figure generated by the calculation of Operating Cost Reconciliation as set forth herein, shall be appropriately prorated.

b.                                      For the purposes of this Section 4.2, the term “Landlord’s Actual Operating Costs” shall mean all actual documented expenses and disbursements Landlord incurs in the operation, management and maintenance of the Building and Lot for that Fiscal Year,

EXCLUDING the interest, amortization, fees, penalties and all other payments on mortgages for the Building, Park and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made; depreciation of buildings and other improvements; improvements, repairs or alterations to spaces leased to other tenants; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party; costs and penalties incurred due to violation by Landlord or Managing Agent or any tenant of the terms and conditions of any lease or any violation of law advertising and promotional costs’ any costs, fees, dues, contributions or similar expenses for political, charitable, industry association or similar organizations; any bad debt loss, rent loss, or reserves for bad debt or rent loss; any increases in property taxes due to the sale of the Building, and expenses for capital items other than those permitted for purposes of reducing Landlord’s Actual Operating Costs pursuant to the following paragraph;

BUT INCLUDING, without limitation:  Real Estate Taxes on the Building, Lot and the Common Areas of the Park; the services provided to Tenant as set forth in Section 5.1, including those described in Exhibit D-1; installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any Fiscal Year or fraction of a Fiscal Year, provided, however, that any tax refunds shall be applied to reduce Landlord’s Actual Operating Costs; premiums for insurance (unless payable by other tenants due to their particular use of their demised premises); compensation and all fringe benefits, workmen’s compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons to the extent engaged in the operating, maintaining, or cleaning of the Building and Lot; steam, water, sewer and sewer treatment plant expenses, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility, but not including the cost to Landlord of electricity furnished for lighting, electrical facilities, equipment, machinery, fixtures and appliances used by Tenant in the Premises (provided that Tenant shall be responsible for costs relating to the heating, ventilating and air conditioning equipment servicing the Building, pursuant to the terms of this Lease) as set forth in Paragraph II of Exhibit D-2; costs of building and cleaning supplies and equipment (including rental) for the Building; cost of maintenance, cleaning of Common Areas and repairs; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); the cost of providing amenities to the Building; the Building’s pro rata share of the costs of operating and maintaining the Common Areas of the Park (such as, but not limited to, snow plowing, landscaping, Common Area and street lighting, waste water treatment plant maintenance, and management). The Lot’s pro-rata share of the Common Area of the Park shall refer to a fraction, the numerator of which is the square footage of the Building on the Lot and the denominator of which is the total square footage of all completed buildings in the Park (unless, for example, the same relates to traffic or utilities in which event the allocation shall be reasonably determined by Landlord based on parking spaces or usage, as applicable); and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, and repair of the Building (and the Common Areas therein, including without limitation providing the services provided in Section 5.1.3 and Exhibit D-1 hereof) and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord’s Actual Operating Costs, the annual costs thereof together with reasonable interest thereon, as reasonably amortized by Landlord over the useful life of the item so installed in accordance with generally accepted accounting principles, shall be included in Landlord’s Actual Operating Costs.

c.                                       In case of services which are not rendered to all areas on a comparable basis or in case service consumption varies among tenants in the Building, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Premises bears to the total rentable floor area to which such service is so rendered, or to which such disproportionate service or use is rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).  Upon Tenant’s written request, Landlord shall provide a written explanation of such special service and the calculation of the proportion used to determine the allocation of the charge.

d.                                      For the purposes of this Section 4.2, the term “Real Estate Taxes” as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, and the Common Areas of the Park, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following:  There shall be excluded for such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, and the Common Areas of the Park, a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “Real Estate Taxes”.  At Tenant’s request, Landlord must provide a copy of the tax bill within a reasonable timeframe.

e.                                       intentionally deleted

f.                                        Tenant shall pay, as additional rent, on the first day of each month an estimated monthly operating cost payments equal to 1/12th of the annualized Landlord’s Actual Operating Costs for the immediately preceding Fiscal Year (hereafter “Estimated Monthly Operating Cost Payments”).  Reasonably Estimated Monthly Operating Cost Payments for each ensuing Fiscal Year shall be made from the first month of such Fiscal Year.  In no event shall Tenant be obligated to pay more than the its Pro-Rata Share of the Landlord’s Actual Operating Costs during any Fiscal Year.  Therefore, pursuant to Section 4.2(a) above, for any Fiscal Year, the Estimated Monthly Operating Cost Payments shall be credited towards Tenant’s obligation to pay an Operating Cost Reconciliation for such Fiscal Year, with an additional payment made by Tenant or credit issued by Landlord, as applicable based on the determination of the actual Operating Costs.

g.                                       Landlord shall have the right from time to time during the Term hereof, but not more than once during the Term, to change the periods of accounting under this Section 4.2 to any annual period other than the Fiscal Year and upon any such change all items referred to in this Section shall be appropriately apportioned.  In all Landlord’s Statements, rendered under this Section 4.2, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto.  All Landlord’s Statements shall be prepared on an accrual basis of accounting.

h.                                      Tenant shall have the right, through its employees or representatives (excluding a contingency based auditor), to examine and audit such records relating to the preparation of the Landlord Statement and the Landlord’s Actual Operating Costs at reasonable times, and at Tenant’s sole cost and expense, upon not less than thirty (30) days prior written notice.  Such records shall be maintained at Landlord’s Address set forth in Section 1.1, or such other place within the Commonwealth of Massachusetts as Landlord shall designate from time to time for the keeping of such records.  The costs of such audits shall be borne by Tenant.  If Tenant does not send the aforementioned thirty (30)

day notice to inspect such records of Landlord within one hundred eighty (180) days after receipt of the applicable Landlord’s Statement, then the right to object to such Fiscal Year set forth in such Landlord’s Statement shall be deemed waived.  Likewise, once deemed waived, Landlord shall be estopped from billing for retroactive corrections to Landlord’s Statement.  In the event an audit shows Landlord has overcharged Tenant then: (i) Tenant shall be refunded its reasonable costs of audit, which shall in no event exceed Five Thousand and NO/100 Dollars ($5,000) and (ii) the amount of overpayment shall, at Tenant’s sole option, be either applied to its future Fixed Rent and Additional Rent or refunded to Tenant within thirty (30) days of Tenant’s election.  In the event that Landlord contests such audit, then Landlord shall have the right to select its own auditor to perform its own audit and any disagreement shall be resolved pursuant to the following procedure: Each of Landlord and Tenant shall appoint one (1) accountant, such two (2) accountants will then (within five (5) business days of their appointment) appoint a third accountant licensed in the Commonwealth of Massachusetts with not less than ten (10) years experience.  Each accountant shall establish within fifteen (15) business days of their appointment their respective position on the correct amount of the Landlord’s Actual Operating Costs.  The Landlord’s Actual Operating Costs shall be deemed to be the average of the two (2) closest determinations by the three (3) accountants, with the determination of the accountant which was not closest to another accountant’s determination excluded from such calculation.  Landlord and Tenant shall each bear the cost of the accountant selected by them respectively and shall share equally the cost of the third accountant.  Each determination under this Section 4.2(h) shall be binding upon Landlord and Tenant.  In the event a party fails to timely perform or pay its required share then if not cured within ten (10) days of notice the non-defaulting party’s position shall be deemed to have prevailed.

i.                                          Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Fiscal Year at the end of the Term, Tenant’s last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord’s best estimate of the items otherwise includable in Landlord’s Statement and shall be made on or before the later of: (a) thirty (30) days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term.  There shall be an appropriate payment or refund to be made upon final submission of Landlord’s Statement.

4.3                               PAYMENTS

All payments of Rent shall be made to the Managing Agent, or to such other person as Landlord may from time to time designate in writing.  In the event Landlord revokes or cancels the management agreement or if it expires by its own terms, Landlord shall immediately notify Tenant pursuant to the terms hereof.  Landlord waives all rights of recovery and releases Tenant from any and all claims arising from the payment by Tenant to the Managing Agent.  If any installment of Rent, Fixed Rent or additional rent, or on account of leasehold improvements, remains unpaid after the due date thereof, at Landlord’s election, it shall bear interest at the rate of twelve percent (12%) per annum from such due date, which interest shall be immediately due and payable as further additional rent.  Notwithstanding the foregoing, Tenant shall be provided with two (2) grace periods per year of five business (5) days each before which Landlord shall charge interest for late payments.

4.4                               FISCAL YEAR

The term “Fiscal Year” as used herein shall mean each twelve (12) calendar month period from January 1 through December 31.

ARTICLE 5

LANDLORD’S COVENANTS/REPRESENTATIONS

5.1                               LANDLORD’S COVENANTS DURING THE TERM

Landlord covenants during the Term and such further time as Tenant occupies any part of the Premises:

5.1.1                                                                     Building Services - To furnish, through Landlord’s employees or independent contractors, the services listed in Exhibit D-1;

5.1.2                                                                     Additional Building Services - To furnish, through Landlord’s employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid directly by Tenant;

5.1.3                                                                     Repairs - Except as otherwise provided in Article 7, to make such repairs to the roof, ceilings, windows, exterior and common area doors, exterior walls, floor slabs, structural components, elevators, stairs, loading docks, common area components, and all common building systems, specifically sanitary, plumbing, electrical and life safety systems (per Exhibit D-1) which are shared in common with other tenants of the Building (excluding the HVAC system and other certain components of the life safety systems serving the Building which shall be maintained by Tenant pursuant to Section 6.1.2 hereof as specifically identified in Exhibit D-2) as may be necessary to keep them in good and serviceable condition and in the condition set forth in Section 5.1.5 below.  Landlord shall also maintain in good order and condition the other buildings and improvements located within the Park, including, but not limited to, the Common Areas of the Park;

5.1.4                                                                     Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the Rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, or other tenants, subject, however, to all the terms and provisions hereof;

5.1.5                                                                     Common Areas - To keep and maintain the Common Areas and parking facilities of the Building in good order, condition and repair, including, without limitation, to snowplow and sand the parking areas and sidewalks located upon the Lot up to the entrances of the Building, in a safe, clean, sightly and sanitary condition in accordance with good and accepted Building practices and in a manner consistent with first-class buildings of a similar size and nature to that of the Building;

5.1.6                                                                     Insurance - Throughout the Term of this Lease, Landlord shall purchase and keep in force and effect, or cause to be purchased and kept in force and effect, Commercial General Liability Insurance, written on an occurrence and not on a claims-made basis, containing provisions adequate to protect Landlord from and against claims for bodily injury, and claims for property damage occurring upon the Lot or the Building located thereon and/or occurring on the Premises due to the acts or omissions of Landlord or its officers, agents, employees or independent contractors, or due to Landlord’s failure to comply with, or default or other breach of, the provisions of this Lease, such insurance having bodily injury and property damage combined limits of liability of not less than $2,000,000 per occurrence, which coverage may be provided by supplementing the Commercial General Liability policy with an Umbrella Liability policy.

Landlord shall also purchase and keep in force, or cause to be purchased and kept in force, insurance upon the Lot and Building (including the Premises, but excluding any of Tenant’s personal property within the Premises, and any alterations made by or for Tenant, unless Landlord has consented in writing to such alterations and has consented in writing to provide insurance for such alterations, which consent may be withheld in Landlord’s sole discretion) against loss or damage by a hazard insured under a so-called “Special Form” policy and such additional insurance as would customarily be carried by prudent owners of similar buildings in the same locale as the Building, and in all events including collapse, vandalism, water damage and sprinkler leakage, comprehensive boiler and machinery insurance, in an amount equal to the actual replacement cost thereof, including the value of all additions, alterations, replacements and repairs thereto made by Landlord (and alterations in addition to the Tenant Work made by or for Tenant, provided Landlord has consented in writing to such alterations and has consented in writing to provide insurance for such alterations, which consent may be withheld in Landlord’s sole discretion) as well as machinery, equipment and their systems forming a part thereof.  The phrase “actual replacement cost” shall mean the actual replacement cost (excluding cost of excavations, foundations, and footings) without diminution of such cost for depreciation or obsolescence.  The foregoing policy shall contain an agreed-amount clause waiving co-insurance, and Landlord shall annually update the amount of insurance coverage and arrange to continue the agreed-amount clause.  The foregoing policy shall also contain, to the extent applicable, endorsements providing coverage for demolition costs, increased cost of construction, and contingent liability from operation of building laws.  Landlord shall also maintain the requisite flood insurance as is customary and as may be required by Landlord’s mortgagee(s), and customary rental interruption insurance.

The annual costs paid by Landlord in maintaining the foregoing insurance during the Term shall be included in Landlord’s Actual Operating Costs set forth in Article 4 hereof, and Tenant shall pay its Pro Rata Share as specified in said Article 4.

All insurance required in this Section shall be effected under valid and enforceable policies issued by insurers of recognized responsibility licensed to do business in the State in which the Building is located and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A-VIII or better, or the then equivalent of such rating.  All such policies shall be written as primary policies not contributing with or in excess of coverage which Landlord may carry.

Nothing contained in this Article or elsewhere in this Lease shall prohibit Landlord from obtaining a policy or policies of blanket insurance which may cover other property of the insuring party provided that: (x) any such blanket policy expressly allocates to the properties hereunder to be insured not less than the amount of insurance required hereunder, and (y) such blanket policy shall not diminish the obligations of the insuring party so that the proceeds from such policies shall be an amount no less than the amount of the proceeds that would be available if the insuring obtained the required insurance under policies separately insuring the risks which this Lease requires to be insured.

Landlord agrees to have included in each of its insurance policies a waiver of the insurer’s rights of subrogation against Tenant to the extent applicable without payment of any additional premiums. Landlord agrees to furnish evidence of the foregoing insurance by providing Tenant with Certificate(s) of Insurance on or before the Commencement Date hereunder and from time to time hereafter during the Term of this Lease upon the reasonable request of Tenant;

5.1.7                                                                        Building Security - Landlord shall maintain existing outdoor lighting around areas of the entrance walkways of the Building and the parking lots, substantially similar to that generally provided in similar first class office spaces in the area, to illuminate the parking areas and the entrance walkway areas around the Building;

5.1.8                                                                        Compliance — Landlord represents and warrants that, to the best of Landlord’s knowledge, the Premises as of the Term Commencement Date are free of Hazardous Materials (as defined in Section 6.1.17) and are in compliance with all laws, ordinances, rules and regulations pertaining to the Building and the Premises, including the Americans With Disabilities Act then in effect at the time of construction, as applicable.  Landlord hereby represents and warrants that Tenant’s Permitted Use is allowed as of right at the Premises and is not in violation of any applicable laws, rules and regulations;

5.1.9                                                                        Indemnity — Subject to the provisions of Section 10.13, to defend, with counsel reasonably acceptable to Tenant, save harmless, and indemnify Tenant, its agents, directors and employees, from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees) to the extent arising from the omission, fault, willful act, negligence or other misconduct of Landlord, Landlord’s agents, employees, invitees or contractors).  The within covenants shall survive the expiration, or earlier expiration, of the Term;

5.1.10                                                                  Tenant’s Costs - In case Tenant shall, without any fault on its part, be made party to any litigation commenced against Landlord or by or against any parties in possession of the Premises, the Building or the Park or any part thereof claiming under Landlord (other than Landlord), Landlord shall pay all costs including, without implied limitation, reasonable counsel fees and judgments or amounts incurred by or imposed upon Tenant in connection with such litigation.  Landlord shall also pay all reasonable such costs and fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease; and

5.1.11                                                                  Hazardous Materials.  Landlord shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials (as defined in Section 6.1.17 below) onto or in the vicinity of the Lot.  Landlord shall not allow the storage or use of such materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such materials, nor allow to be brought into the Lot any such materials or substances except to use in the ordinary course of Landlord’s business.  Landlord shall be responsible for compliance with any lender or governmental agency requirement for testing to ascertain whether or not there has been any release of Hazardous Materials.  If Landlord receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law (as defined in Section 6.1.17) on the Lot, Landlord agrees to forward to Tenant a copy of any such notice within three (3) business days of Landlord’s receipt or transmittal thereof. In all events, Landlord shall defend, save harmless and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs to the extent arising from any release of Hazardous Materials or substances caused by Landlord or persons acting under Landlord on the Premises, in the Building, on the Lot, or elsewhere in the Park, whether prior to or during the Term, including any Extension Term, if applicable.  The within covenants shall survive the expiration or earlier termination of the Term.  The indemnifications in this section specifically include, without limitation, costs reasonably incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority.

5.2                                                                                                                                 INTERRUPTIONS

a.                                       Except to the extent caused by Landlord’s negligence or willful misconduct, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of: (a) inconvenience or annoyance or for loss of business arising from power losses or shortages; or (b) necessity of Landlord’s entering the Premises for any of the purposes in this Lease authorized; or (c) repairing the Premises or any portion of the Building or Lot.  After the Term Commencement Date, if Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord’s part, or by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Article 7, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes, actual or constructive, total or partial, eviction from the Premises.  In connection therewith, Landlord shall take reasonably appropriate action to remedy the situation and assist with reasonable diligence to pursue such remedy.

b.                                      Landlord reserves the right to stop any service or utility system when necessary by reason of emergency.  Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

c.                                       Notwithstanding any terms of this Lease to the contrary, if any Building service is interrupted for a period of three (3) consecutive business days due solely to the negligence or willful acts of Landlord, its agents, servants, employees, contractors or subcontractors (and not due to acts or failure to act by Tenant, its agents, servants, employees, contractors or subcontractors), and such failure adversely and materially affects Tenant’s use of the Premises for Tenant’s normal business operations, then there shall be an abatement on a square footage pro rata basis of Fixed Rent and additional rent from and after said time period until such services are restored.  In no event shall Tenant have any abatement if any such interruption is due to the actions of Tenant or its employees or agents as aforesaid.

d.                                      Except as set forth herein and in Article 7, the foregoing rights shall be Tenant’s sole remedy at law or in equity for the interruptions described in this Section 5.2.

ARTICLE 6

TENANT’S COVENANTS

6.1                                 TENANT’S COVENANTS DURING THE TERM

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

6.1.1                                                                        Tenant’s Payments - To pay when due (a) all Fixed Rent and additional rent, (b)  all taxes which may be imposed on Tenant’s personal property in the Premises (including, without limitation, Tenant’s fixtures and equipment) regardless to whomever assessed, provided however that Tenant shall have the right, at its cost,  to challenge or contest any such assessments in which case Tenant shall not be declared in default under this Lease for such non-payment provided reasonable documentation evidencing the same is provided to Landlord; (c) all charges by public utility for telephone and other utility services (including service inspections therefore) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, (d) as additional rent, all charges of Landlord for services rendered pursuant to Section 5.1 (except as otherwise set forth therein to the contrary), and (e) any and all other charges due in accordance with the terms and provisions of this Lease;

6.1.2                                                                        Repairs and Yielding Up - Except as otherwise provided in Article 7 or in Section 5.1, or elsewhere within this Lease, to keep the Premises in good order, repair and condition (including any supplemental air conditioning, UPS and computer room equipment, to the extent such is the property of Tenant, if applicable), reasonable wear and tear and damage caused by negligence or willful misconduct of Landlord excepted.  Tenant shall also be responsible to keep in good order, repair and condition, reasonable wear and tear thereof excepted, the HVAC systems serving the Building, the elevators and certain components of the life safety systems within the Building, and shall perform all of such services as set forth in Exhibit D-2.  Landlord and its agents reserve the right to inspect the foregoing to insure proper maintenance at all reasonable times, and if in Landlord’s reasonable judgment such systems are not being adequately maintained and/or such services set forth on Exhibit D-2 are not being adequately provided, as required herein, then Landlord shall provide Tenant with written notice regarding such failure, which shall include specific reference to items of concern and Tenant shall promptly remedy such maintenance deficiency upon receipt from Landlord of notification thereof.   In the event that Tenant does not have a good faith objection to such request for maintenance, Tenant shall complete the requested maintenance and provide Landlord with reasonable proof thereof within fifteen (15) business days after receipt of Landlord’s notice.  If after expiration of such cure period, Tenant fails to correct the same, then Landlord may revoke its prior approval of such in-house maintenance and require that Tenant allow Landlord (or its agents) to maintain such HVAC systems and/or elevators and/or to perform such other services as provided in Exhibit D-2, whereupon the parties shall execute an amendment to this Lease wherein the Fixed Rent and Exhibit D-1 and Exhibit D-2 of this Lease shall be modified accordingly.  In addition, Tenant agrees to supply heating, ventilation and air conditioning as required to provide reasonable comfortable temperatures for normal business day occupancy and after hours (as so requested) to the remaining space within the Building not included within the Premises, at a commercially reasonable cost, and to provide cleaning to such areas and any other services as set forth in Exhibit D-2.  Tenant agrees to supply to Landlord inspection records within one (1) business day of Landlord’s written request for such records for the services being provided by Tenant hereunder.

At the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all personal property, goods and effects of Tenant and any items, the removal of which is required by agreement or specified therein to be removed at Tenant’s election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat, reasonable wear and tear excepted.  Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and reasonable expense incurred by it by effecting such removal and disposition and any damage resulting therefrom.  It being agreed that the exclusion of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantable and usable condition, considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantable repair;

6.1.3                                                                        Occupancy and Use - From the Term Commencement Date, to use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any reasonably objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building (unless at Landlord’s election in its sole discretion, Landlord permits, and Tenant does, pay for such increase in premiums or make such necessary alterations in connection therewith);

6.1.4                                                                        Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord (that are commercially reasonable are enforced in a non-discriminatory manner and do not adversely affect any of the rights of Tenant contained in this Lease), of which Tenant has been given notice, for the care and use of the Building, Lot and Common Areas of the Park (and their facilities and approaches as further described in the Park Covenants attached hereto as Exhibit F), it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building or Park to conform to such Rules and Regulations.  In the event of a conflict between any Rules and Regulations, and this Lease, the Lease shall control;

6.1.5                                                                        Safety Appliances / Laws - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of Tenant’s use or occupancy of the Premises, or Tenant’s conduct of its business within the Premises, and to procure all licenses and permits so required and, if requested by Landlord and required by law, to do any work so required, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses.  Tenant shall timely take all action required to cause Tenant’s use of the Premises to comply in all respects and at all times with all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority having jurisdiction now or in the future with respect to Tenant’s use or occupancy of the Premises and the conduct of its business in the Premises;

6.1.6                                                                        Assignment and Subletting - Not without prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law.  Tenant shall, as additional rent, reimburse Landlord promptly after receiving Landlord’s written request, which shall include copies of paid invoices for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting in the amount not to exceed Five Hundred and NO/100 Dollars ($500.00).  Landlord’s consent shall not be deemed to have been withheld unreasonably if the proposed assignment or subletting violates any existing exclusive use restrictions and/or exclusions relating to the Building or the Park as set forth in Exhibit J hereto (“Existing Exclusives”).  Tenant hereby acknowledges and agrees that the foregoing sentence is not intended to be and is not an exclusive list of the reasons for which Landlord may reasonably withhold consent to any proposed assignment or subletting.  No assignment or subletting shall affect the continuing primary liability of Tenant unless Tenant is dissolved and ceases to operate as a separate business entity.  Following an assignment, Tenant’s liability shall be joint and several with the assignee.  No consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance.

Landlord and Tenant hereby further agree that if Landlord approves a sublease with a total sublease amount greater than the total rent due from Tenant to Landlord under this Lease, then Tenant shall pay to Landlord forthwith upon Tenant’s receipt of each such installment of such excess rent during the term of any approved sublease, as additional rent hereunder, an amount equal to fifty percent (50%) of the positive excess between all rent received by Tenant under the sublease (after reimbursement to Tenant of all reasonable brokerage fees, reasonable attorney fees, reasonable tenant improvement allowances and any other subletting costs reasonably incurred by Tenant) and the Fixed Rent and additional rent owed to Landlord under this Lease.  In the event the sublease is less than the full Premises hereunder, the above rent adjustment shall be equally prorated on a square foot basis.

Notwithstanding the foregoing, Tenant shall have the right, upon prior written notice to Landlord, but without Landlord’s consent, to sublet, assign or otherwise transfer its interest in this Lease to any Tenant Affiliate, as hereinafter defined, or to an entity with which it may merge or consolidate, or to which all, or substantially all, of its assets may be sold or to any entity under the common control of Tenant, provided, however, that: (v) any assignee or transferee agrees to be bound by all the terms and provisions of this Lease, including the Security Deposit obligations hereunder (and/or Guaranty, as applicable); and (w) any assignee or transferee shall have a net worth equal to or greater than Tenant prior to such merger or consolidation, and (x) any subtenant agrees that it will not breach any of the obligations of Tenant under the Lease, and (y) in either event, the assignee, transferee, or subtenant shall execute and deliver to Landlord written documentation evidencing the foregoing; and (z) such does not violate any Existing Exclusives. A “Tenant Affiliate” shall mean any entity which controls, is controlled by, or is under common control with Tenant.  No assignment, transfer or subletting contemplated by this paragraph, even if such is consented to by Landlord or if no such consent is required, shall affect the continuing primary liability of Tenant (which, in the event of an assignment or other transfer, shall be joint and several with the assignee, subtenant or transferee, as applicable), unless Tenant ceases to operate as a separate business entity.

Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises;

6.1.7                                                                        Indemnity — Subject to the provisions of Section 10.13, to defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord, its agents, employees, mortgagee(s) and the Managing Agent, from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees):  (i) to the extent arising from the omission, fault, willful act, negligence or other misconduct of Tenant, Tenant’s agents, employees, invitees or contractors, or (ii) to the extent resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.  The within covenants shall survive the expiration, or earlier expiration, of the Term;

6.1.8                                                                        Tenant’s Liability and Property Insurance — To maintain at all times during the Term of this Lease commercial general liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1. Tenant shall furnish Landlord with certificates thereof prior to occupancy hereunder naming Landlord as additional insured thereon.  Tenant shall also procure and maintain, at its sole expense:  “special form” property insurance, in an amount not less than one hundred percent (100%) of replacement cost covering (i) all leasehold and tenant improvements in and to the Premises (except for the Tenant’s Work as insured by Landlord herein), and (ii) Tenant’s office furniture, business and personal trade fixtures, equipment, furniture system, inventory and other personal property from time to time situated in the Premises.

All insurance required in this Section and Section 6.1.9 below shall be effected under valid and enforceable policies issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Massachusetts and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A-VIII or better, or the then equivalent of such rating.  All such policies shall be written as primary policies not contributing with or in excess of coverage which Landlord may carry.

Tenant shall also have each such insurance policy properly endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of the waiver of subrogation contained in Section 10.13 herein, and furnish evidence to Landlord of the insurer’s consent to such waiver;

6.1.9                                                                        Tenant’s Workmen’s Compensation Insurance - To keep all Tenant’s employees working in the Premises covered by workmen’s compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

6.1.10                                                                  Landlord’s Right of Entry — To permit Landlord and Landlord’s agents entry: (i) to examine the Premises at reasonable times upon 48 hours prior written notice to Tenant (except in the event of an emergency where notice shall be given as soon as practicable) and, if Landlord shall so elect, to make repairs or replacements; (ii) to remove, at Tenant’s expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like erected in violation of the terms of this Lease which Landlord has not previously approved; and (iii) to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times, subject to 48 hours prior written notice.  Any such entry by Landlord (or its agents, employees, contractors, or invitees as permitted herein) hereunder shall be conducted in such a manner as to reasonably minimize any disruption to Tenant’s operations therein;

6.1.11                                                                  Loading - Not to place a load upon the Premises exceeding an average rate of one hundred (100) pounds of live load per square foot of floor area; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration dampers sufficient to mitigate such vibration or noise;

6.1.12                                                                  Landlord’s Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant (other than Tenant), Tenant shall pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees and judgments or amounts incurred by or imposed upon Landlord in connection with such litigation and as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

6.1.13                                                                  Tenant’s Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, that may be on the Premises or elsewhere in the Building or on the Lot (or the Park) shall be at the sole risk and hazard of Tenant, unless any damages or casualty are the result of Landlord’s negligence or willful misconduct, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, unless and to the extent caused by the negligence of Landlord or its agents;

6.1.14                                                                  Labor or Materialmen’s Liens - To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or material performed or furnished in connection with any work performed at Tenant’s direction to attach to the Premises; and upon receipt of written notice of such liens, to within thirty (30) days following attachment discharge or bond any such liens which may so attach;

6.1.15                                                                  Changes or Additions - Not to make any changes or additions to the Premises except for Tenant’s Work without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed,  except if the same affects the structure of the Building (including roof) or any of its building or life safety systems or other space(s) leased by tenants, in which case Landlord’s consent may be withheld in its sole discretion, and any such changes or additions shall be in compliance with Landlord’s reasonable insurance requirements (including obtaining Owner’s and Contractor’s Protective Liability coverage);

6.1.16                                                                  Holdover - To pay to Landlord at a rate equal to two hundred percent (200%) of the Rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, whether by lapse of time or otherwise, and also to pay all reasonable damages sustained by Landlord on account thereof.  Notwithstanding the foregoing, Landlord agrees that during any initial holdover not to exceed sixty (60) days, then only one hundred fifty percent (150%) and not two hundred percent (200%) of said Rent shall be due and no damages shall be due.  The provisions of this subsection shall not operate as a waiver by Landlord of any right or re-entry provided in this Lease;

6.1.17                                                                  Hazardous Materials - Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials onto or in the vicinity of the Premises.  Tenant shall not allow the storage or use of such materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant’s business.  Tenant agrees to furnish, upon Landlord’s request, a written inventory of the identity of such substances or materials used in the ordinary course of Tenant’s business.  Without limitation, the term “Hazardous Materials” shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. c.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts (collectively, the “Hazardous Waste Laws”). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials as a direct result of Tenant’s occupancy of the Premises, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises and only if such release is determined by a third party consultant to have been caused solely by Tenant.  If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) business days of Tenant’s receipt or transmittal thereof. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge or belief regarding the presence of Hazardous Materials on the Premises.  In all events, Tenant shall defend, save harmless and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs to the extent arising from any release of Hazardous Materials or substances if caused by Tenant or persons acting under Tenant on the Premises, in the Building, on the Lot, or elsewhere in the Park.  Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable prior notice to Tenant, to ensure compliance with this paragraph.  The indemnifications in this section specifically include, without limitation, costs reasonably incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority.  The within covenants shall survive the expiration or earlier termination of the Term;

6.1.18                                                              Signs and Advertising - Except as hereinafter expressly provided, Tenant will not place or suffer to be placed or maintained on the exterior or roof of the Premises any sign, decoration, lettering or advertising matter or any other thing of any kind. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter, or other thing as may be permitted hereunder in good condition and repair at all times.

Landlord will furnish and install, at Landlord’s sole cost and expense, standard building signage including a clean and professionally lettered panel designating Tenant on the monument sign for the Building.  See also Exhibit D-2, Paragraph VI.

Tenant shall also have the right, at its sole cost and expense, subject to applicable sign ordinances and to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed) and any such approval required under the Park Covenants and subject to receipt by Landlord of all required permits therefore, to have installed signage supplied by Tenant at Tenant’s expense, customary or appropriate in the conduct of Tenant’s business and with other signage in the Park designating Tenant on the exterior of the Building, at the location to be agreed upon by both Landlord and Tenant (“Tenant’s Signage”), provided that Tenant shall be leasing and occupying at all times at least seventy-five thousand (75,000) square feet of the Building.  In the event Tenant’s square footage falls below such threshold, Landlord shall have the right to remove Tenant’s Signage, at Tenant’s expense.  Tenant’s right to install signage on the Building is exclusive.

Landlord and Tenant hereby further acknowledge and agree that Landlord, upon Tenant’s request, shall use reasonable efforts to obtain all necessary permits and approvals in compliance with local codes and ordinances for Tenant’s Signage, at Tenant’s sole cost and expense.  In no event shall Landlord be required to obtain such necessary permits and approvals therefore as a condition of the Premises being deemed Ready for Occupancy as determined in accordance with Section 3.4.  Tenant shall reimburse Landlord for the actual third-party reasonable costs and expenses incurred by Landlord in connection with obtaining said permits and approvals, including reasonable attorney’s fees and disbursements.  Tenant agrees to cooperate with Landlord during the permitting process by (i) promptly executing the necessary documentation reasonably requested by Landlord, and (ii) by furnishing the same to Landlord promptly upon Landlord’s request, but in no event later than five (5) business days following Landlord’s request.

6.1.19                                                              Security - All security to the Premises shall be the Tenant’s sole responsibility, except for those items designated in Section 5.1.7 and in Exhibit D-1 as Landlord’s responsibility.  In no event shall Landlord be responsible for providing any security to the Premises or to the Building and its common areas, including the parking facilities, except for the Building and exterior lighting as provided for in Section 5.1.7 and as set forth in Exhibit D-1.

ARTICLE 7

CASUALTY AND TAKING

7.1                               CASUALTY AND TAKING

a.                                      In case during the Term all or any substantial part of the Premises, the Building, or Lot or any one (1) or more of them, are damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord’s or Tenant’s election, which may be made to the other party by giving written notice within thirty (30) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination.  If in any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the standard that existed immediately preceding such damage or taking to the extent permitted by the net award of insurance or damages, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking or any other aforementioned cause which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Costs For the Building.

b.                                      In the event less than all or a substantial part of the Premises, the Building, or Lot are damaged by fire or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain, as long as Tenant is able to use the Premises for the Permitted Use, Landlord shall use due diligence to put the Premises, or in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking or any other aforementioned cause which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Costs For the Building.

c.                                       In the case of any casualty or taking described in subsections (a) and (b)  above which results in the requirement of the Landlord to restore the Premises, Landlord with reasonable promptness after such event shall cause a general contractor to provide Landlord and Tenant with a written estimate of the amount of time required, using standard working methods, to substantially repair and restore the Premises and any Common Areas necessary to provide access to the Premises to the condition immediately preceding such event (the “Completion Estimate”).  If the casualty or taking effects all or substantial part of the Premises, and the Completion Estimate states that such restoration will not be complete within three hundred (300) days from the date of such casualty or taking, the Tenant may terminate this Lease at its election, by written notice given to Landlord within ten (10) business days of receipt of the Completion Estimate.  If the casualty or taking is less than total or less than substantial then Landlord shall use due diligence to complete such restoration within the time-frame set forth in the Completion Estimate, which in any event shall be less than three hundred (300) days after the date of such casualty or taking.  In the event that Landlord does not complete such restoration within the time-frame set forth in the Completion Estimate plus any Force Majeure Delays and/or Tenant Delays, as defined in Section 3.4, but shall be made applicable to restoration under this Section, the Tenant may terminate this Lease at its election, by written notice given to Landlord.  In the event of any such termination under this subsection, this Lease and the obligations of the parties hereto shall cease as of the date of such termination.

7.2                               RESERVATION OF AWARD

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority.  Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request.  It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord and the parties agree that Tenant may pursue any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant (which are not the property of Landlord as provided in this Lease), at its own expense, or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.

ARTICLE 8

RIGHTS OF MORTGAGEE

8.1                               PRIORITY OF LEASE

Landlord shall have the option to subordinate this Lease to any future mortgagee or deed of trust of the Lot or Building, or both (“the mortgaged premises”), provided that the holder thereof enters into an agreement (substantially in the form attached hereto as Exhibit H or such other form reasonably requested by such mortgagee, the “SNDA”) with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale.  Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.  At Tenant’s future request, and prior to the Term Commencement Date, Landlord shall use diligent efforts to obtain the SNDA from its current mortgagee.

8.2                               LIMITATION ON MORTGAGEE’S LIABILITY

Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord and the duty to perform all Landlord’s obligations hereunder.  No such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage or takes title to the mortgaged premises.  Upon entry for the purpose of foreclosing a mortgage, such holder shall also be liable to perform all of the obligations of Landlord, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under the provisions of Section 10.5 to the owner of the equity of the mortgaged premises.

8.3                               MORTGAGEE’S ELECTION

Notwithstanding any other provision to the contrary contained in this Lease, if prior to the substantial completion of Landlord’s obligations under Article 3, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within thirty (30) days after such entry and taking of possession, not to perform Landlord’s obligations under Article 3, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord’s obligations under Article 3, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within thirty (30) days after the day on which such holder shall have given its notice as aforesaid.

8.4                               NO PREPAYMENT OR MODIFICATION, ETC.

No Fixed Rent, additional rent, or any other charge shall be paid more than one (1) month prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee.  No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord’s mortgagees of record, if any.

8.5                               NO RELEASE OR TERMINATION

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees which Tenant has received written notice, if any, (Landlord shall provide Tenant written notice of its current mortgagee’s notice address, if any, by Term Commencement Date and upon any future change in such mortgagee notice address) specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition.  “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event more than thirty (30) days from the delivery of such notice.

8.6                               CONTINUING OFFER

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article 8) constitute, during the Term of this Lease, a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name.  Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article 8.

8.7                               MORTGAGEE’S APPROVAL

Landlord’s obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part and by the issuer of any commitment to make a mortgage loan which is in effect on the date hereof.  Unless Landlord gives Tenant written notice within fifteen (15) business days after the date upon which both parties have executed the Lease that such holder or issuer, or both, disapprove this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 8.7 shall be of no further force or effect.  If Landlord provides such notice of disapproval to Tenant within fifteen (15) business days after the Effective Date, then all of Landlord’s and Tenant’s obligations hereunder shall be deemed terminated and this Lease shall terminate without recourse to the parties hereto.

8.8                               SUBMITTAL OF FINANCIAL STATEMENT

At any time and from time to time during the Term of this Lease, but not more than annually, within thirty (30) days after request therefore by Landlord and/or its mortgagee, Tenant shall supply to Landlord and/or its mortgagee its most recent audited annual financial statement (including, without limitation, a balance sheet and income statement) or such current financial statement (unaudited), which Tenant has in its possession at the time of such request, as may be reasonably required by any such party. However, as long as Tenant is a public corporation, then Tenant’s obligations hereto will be satisfied by providing electronic access to Tenant’s Security and Exchange Commission filings.

ARTICLE 9

DEFAULT

9.1                                                                               EVENTS OF DEFAULT BY TENANT

It shall be an “Event of Default” under this Lease, if (i) Tenant fails to pay Fixed Rent or additional rent for more than seven (7) days, after notice thereof specifying such failure and that such failure may be an Event of Default hereunder; or (ii) Tenant fails to perform its non-monetary obligations hereunder for more than thirty (30) days after notice thereof from Landlord, together with such additional time, if any, as is reasonably required to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or (iii) Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law and such petition is not dismissed within one hundred fifty (150) days; or (iv) if a receiver becomes entitled to Tenant’s leasehold hereunder and it is not returned to Tenant within one hundred fifty (150) days; or (v) such leasehold is taken on execution or other process of law in any action against Tenant; then, and in any such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the address for notices contained in this Lease and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate.  After any such termination, Tenant hereby waives all statutory rights of redemption, if any to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant’s effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant, but only if Tenant fails to claim such effects within forty-five (45) days of the termination of the Lease.

If Tenant shall at any time default in the performance of any obligation under this Lease which default shall remain uncured after the expiration of any applicable notice and cure periods therefore and Landlord does not have notice that Tenant is disputing such obligation in good faith, Landlord shall have the right, but shall not the obligation, to enter upon the Premises and to perform such obligation.  In performing such obligation, Landlord may make any payment of money or perform any other act.  All sums so paid by Landlord, together with interest at the rate of twelve percent (12%) per annum, and all necessary incidental costs and expenses, provided such are reasonable, in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord within twenty (20) days of demand.  Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

9.2                               TENANT’S OBLIGATIONS AFTER TERMINATION

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants as follows:

(a)                                 to pay forthwith to Landlord, as compensation, a lump sum equal to the total rent reserved for the residue of the Term.  In calculating the rent reserved, there shall be included, in addition to the Rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue, less the net proceeds of any rents obtained by Landlord in reletting the Premises as provided in (b)(ii) below; and

(b)                                 and, to the extent not received in (a) above or the extent Landlord elects, in its sole discretion, to proceed under this subparagraph (b) rather than subparagraph (a), as an additional and cumulative obligation, to pay punctually to Landlord all of the sums and perform all of the non-monetary obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated.  In calculating the amounts to be paid by Tenant under this subclause (b), Tenant shall be credited with: (i) any amount paid to Landlord as compensation as provided in subclause (a) of this Section 9.2 (if Landlord elects to proceed pursuant to subclause (a)); and (ii) the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all of Landlord’s expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, reasonable tenant improvements costs paid or tenant improvement allowances granted, fees for legal services, and any other expenses of reletting the Premises or preparing the Premises for the new tenant or tenants.

Landlord agrees to use commercially reasonable efforts to relet the Premises following termination provided, however, that Landlord: (x) may relet the Premises or any part or parts thereof for a term or terms which may, at Landlord’s option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet same in the market; (y) may make such alterations, repairs and decorations in the Premises as Landlord, in its sole judgment, considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing sub clauses (x) and/or (y), or Landlord’s failure to relet, shall operate or be construed to release or reduce Tenant’s liability as aforesaid; and (z) shall have no duty to relet the Premises to a prospective tenant who is also interested in leasing other space that Landlord (or its affiliate(s)) then has available.

So long as at least twelve (12) months of the Term remain unexpired at the time of such termination, in lieu of any other damages of indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 9.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Rent accrued under Article 4 in the twelve (12) months ended prior to such termination (or if the Term has not yet commenced, the Rent that would be due for the first twelve (12) months) plus the amount of Rent of any kind accrued and unpaid at the time of termination.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

9.3                               EVENTS OF DEFAULT BY LANDLORD.

It shall be an “Landlord Event of Default” under this Lease, if Landlord fails to perform its obligations hereunder for more than thirty (30) days after notice thereof from Tenant, together with such additional time, if any, as is reasonably required to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days.  In the event of a Landlord Event of Default, without limitation to any other rights Tenant may have at law and equity (each of which rights Tenant expressly reserves), which default shall remain uncured after the expiration of any applicable notice and cure periods and Tenant does not have notice that Landlord is disputing such obligation in good faith, Tenant shall have the right, but shall not the obligation, to perform such obligation.  Notwithstanding any language to the contrary set forth in this Section, in no event shall Tenant have any right to perform any obligations that are outside of the Premises, that affect any space not leased by Tenant, that affect any Common Area of the Building, the Lot or the Park, that affect the structure of the Building, or that affect any of the life safety or building systems of the Building (except as set forth in Section 6.1.2 to the contrary).  In performing such obligation, Tenant may make any payment of money or perform any other act.  All sums so paid by Tenant, together with interest at the rate of twelve percent (12%) per annum, and all necessary incidental costs and expenses, provided such are reasonable, in connection with the performance of any such acts by Tenant, shall be payable by Landlord to Tenant within twenty (20) days of demand.  Tenant may exercise the foregoing rights without waiving any other of its rights or releasing Landlord from any of its obligations under this Lease.

ARTICLE 10

MISCELLANEOUS

10.1                        TITLES

The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2                        NOTICE OF LEASE

Upon the request of either party and after the determination of the actual Term Commencement Date, both parties shall execute and deliver a short form of this Lease in a form substantially similar to that attached hereto as Exhibit L.  If this Lease is terminated before the Term expires, the parties shall execute and deliver a mutually acceptable, recordable instrument acknowledging the date of termination within twenty (20) days of such written request.

10.3                        ACCESS

Subject to the terms and provisions of this Lease, Tenant shall have twenty-four (24) hours, seven (7) days per week, fifty-two (52) weeks per year, access to the Premises, the Building and the parking facilities.

10.4                        NOTICES FROM ONE PARTY TO THE OTHER

No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing.  Communications shall be addressed, if to Landlord, at Landlord’s Address, together with a copy to Gloria M. Gutierrez, Executive Vice President and Corporate Counsel, The Gutierrez Company, One Wall Street, Burlington, MA 01803, or at such other address or addresses as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant’s Address with a copy as specified in Article 1.1, or such other place or places as may have been specified by prior notice to Landlord.  Any communication so addressed shall be served if mailed by registered or certified mail, return receipt requested, delivered by hand, or delivered by a recognized overnight courier by a carrier providing a receipt of delivery, and deemed delivered three (3) days after mailing by registered or certified mail, return receipt requested, the day of delivery if delivered by hand, the next business day if sent via recognized overnight courier, or the day of receipt if send via a carrier providing receipt of delivery.  Landlord or Tenant may from time to time designate any other address for this purpose by providing written notice to the other party.

10.5                        BIND AND INURE

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership.  Neither the Landlord named herein nor any successive owner of the Premises whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their equity interest in the Premises.

10.6                        NO SURRENDER

The delivery of keys to any employees of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.7                        NO WAIVER, ETC.

The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations.  The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord.  No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.8                        NO ACCORD AND SATISFACTION

No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.9                        CUMULATIVE REMEDIES

The specific remedies to which a party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease.  In addition to the other remedies provided in this Lease, either party shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek a decree compelling specific performance of any such covenants, conditions or provisions.

10.10                 PARTIAL INVALIDITY

If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.11                 Intentionally Deleted

10.12       ESTOPPEL CERTIFICATE

Tenant and Landlord agree from time to time upon not less than fifteen (15) days’ prior written request by the other, to execute, acknowledge and deliver to the other a statement in writing in substantially the form attached hereto as Exhibit G (or such other form reasonably requested by Landlord’s lender), certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease except as provided for in this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there are any modifications, defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid, and such other readily verifiable factual matters for which certification is reasonably requested by the other party, provided such information is accurate and in which case additional information may be added to the proposed estoppel certificate to correct the information.  Any such statements delivered pursuant to this Section 10.12 may be relied upon by any prospective purchaser or mortgage of premises which include the Premises or any prospective assignee of any such mortgagee, and any persons reasonably specified in the notice requesting such certificate.

10.13       WAIVER OF SUBROGATION

Landlord and Tenant mutually agree, with respect to any hazard which is covered by casualty or property insurance (including worker’s compensation insurance) then being carried by them, or required to be carried hereunder (whether or not such insurance is then in effect) to release each other from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no rights of, or agree to waive, subrogation against the other on account thereof.  Landlord and Tenant agree that any policies presently existing or to be obtained on or after the date hereof (including renewals of present policies) shall include a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the insured to recover thereunder.

10.14       BROKERAGE

Tenant and Landlord represent and warrant that they have dealt with no broker in connection with this transaction other than those listed in Section 1.1, and agrees to defend, indemnify and save the other, as the case may be, harmless from and against any and all claims for a commission arising out of this Lease made by anyone other than those listed in Section 1.1.  Landlord agrees to pay all brokerage commissions or fees due to said brokers listed in Section 1.1 pursuant to Landlord’s separate agreement with such brokers.

10.15       CONFIDENTIALITY

This Lease document is a confidential document by and between Landlord and Tenant, and the parties agree that this Lease shall not be disclosed, copied, distributed or circulated to any person(s) other than to such parties and their respective mortgagees, prospective or actual successors or assigns, their legal counsel, their accountants, their architects, their relocation specialists or as required by law, without prior written consent of Landlord and Tenant, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained in this Section 10.15 shall prevent either party from promptly making all filings with any authority or securities exchange as may, in its reasonable judgment, be required or advisable in connection with the executive and delivery of this Lease, the consummation of the transactions contemplated hereby, by applicable law or by the rules and regulations of any securities exchange.

10.16       GOVERNING LAW; COUNTERPARTS

This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and any dispute shall be litigated in the appropriate state or federal court closest to the Premises.

10.17       SECURITY DEPOSIT

a.             Security in the amount of Five Hundred Thousand Dollars ($500,000.00) shall be delivered by Tenant to Landlord on or prior to the Term Commencement Date (the “Security”).  Such Security shall be, at Tenant’s sole option, in the form of (i) cash, or (ii) a Letter of Credit in substantially the form attached hereto as Exhibit “K”, and in the case of such Letter of Credit shall (a) name the Landlord as its beneficiary, (b) expire not less than one (1) year after the issuance thereof, and (c) be drawn on an FDIC-insured financial institution reasonably satisfactory to Landlord.  Tenant shall, from time to time, as necessary, renew or replace or amend the Letter of Credit no fewer than twenty-five (25) banking days prior to the expiration date of the Letter of Credit then held by Landlord, and if Tenant fails to renew or replace or amend said Letter of Credit or provide cash in the applicable amount by not later than twenty-five (25) banking days prior to expiry date of the Letter of Credit, Landlord may draw upon such Letter of Credit and hold the proceeds thereof in an account as Security, without interest until Tenant provides to Landlord a replacement letter of credit complying with the requirements for the original Letter of Credit as set forth above.  In such event, within ten (10) days after Landlord’s receipt of the replacement Letter of Credit, Landlord shall reimburse to Tenant such proceeds previously drawn.

b.             Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security to cure any continuing Event of Default, including any uncured default in connection with any arrearages of Rent, costs incurred by Landlord to repair damage to the Premises caused by Tenant, and any costs incurred by Landlord to repair (other than normal wear and tear or damage caused by Landlord, its agents or employees) the Premises upon termination of this Lease.  Following any such application of the Security, Tenant shall, within ten (10) business days after receipt of written demand, restore the cash security or Letter of Credit to the then applicable full amount.  Tenant shall not have the right to call upon Landlord to apply all or any part of the Security to cure any continuing Event of Default, but such use shall be solely in the discretion of Landlord.  If there is no continuing Event of Default, at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts then due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security, the balance of the Security, either cash or the Letter of Credit, as applicable, shall be returned to Tenant within sixty (60) days of expiration of the Term and surrender of the Premises, whichever may be later.  If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security to the transferee, Landlord shall promptly notify Tenant of the assignment in advance and thereafter have no further liability for the return of the Security.  If the Security is in the form of a Letter of Credit, Landlord shall have no further liability for the return of such Letter of Credit once the Letter of Credit has been appropriately assigned to the assignee, the assignee has assumed all of Landlord’s obligations under this Lease, and Landlord has notified Tenant, in writing, of both.  Upon any such delivery and assignment, Tenant hereby releases the then existing Landlord of any and all liability with respect to the Letter of Credit, its application and return, and Tenant agrees to look solely to such assignee or transferee.  It is further understood that this provision shall also apply to subsequent assignees or transferees.  Upon request by Tenant, Landlord shall provide Tenant with a copy of the assignment and assumption or other written documentation that was entered into to effectuate the transfer of the Letter of Credit and this Lease.  Landlord shall not be required to segregate the Security from its other accounts or, except as otherwise specified herein, to pay interest thereon, as aforesaid.

c.             In the event the Lease is assigned by Tenant, Tenant’s assignee may provide a replacement Letter of Credit and the original Letter of Credit held by Landlord shall be promptly returned to Tenant, provided that such assignees Letter of Credit shall remain subject to all of the terms and conditions of this Article 10.17.  Landlord shall deliver the original prior Letter of Credit to the prior tenant simultaneously upon the delivery of the replacement Letter of Credit by Tenant’s assignee or as soon as possible thereafter.

d.             Provided that Tenant has timely paid all Fixed Rent and additional rent due under this Lease during the twelve (12) month period immediately preceding the effective date of any reduction of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit so that the reduced amounts will be as follows: (i) Four Hundred Fifty Thousand and NO/100 Dollars ($450,000.00) as of the first anniversary of the Term Commencement Date, (ii) Four Hundred Thousand and NO/100 Dollars ($400,000.00) as of the second anniversary of the Term Commencement Date, (iii) Three Hundred Fifty Thousand and NO/100 Dollars ($350,000.00) as of the third anniversary of the Term Commencement Date, and (iv) Three Hundred Thousand and NO/100 Dollars ($300,000.00) as of the fourth anniversary of the Term Commencement Date.  Any reduction in the Security in the form of a Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount, in which case Landlord shall return the original previous letter of credit to Tenant within three (3) business days after receipt of the reduced letter of credit.

10.18       GUARANTY

Intentionally Deleted.

10.19       JOINT INSPECTION AT TERMINATION

The parties shall perform a joint inspection of the Premises upon the lease expiration or termination to jointly document the state of the Premises and any damages.  In the event Landlord fails to perform and document the joint inspection within twenty (20) days of such expiration or termination, then the Premises shall be deemed to have been returned in an acceptable manner and the full amount of the Security shall be refunded to Tenant.

10.20       ROOFTOP EQUIPMENT/GENERATOR/SMOKING SHELTER

a.             Landlord hereby grants to Tenant the right, at Tenant’s own cost and expense, but without payment of rent or additional rent under this Lease, to install a satellite dish(es) on the roof and/or an additional back-up generator/mechanical pad on the Lot, and any associated equipment required in connection therewith, all at mutually agreeable locations and/or a mutually agreeable size as may be required for the proper conduct of Tenant’s business, subject to applicable state and local laws, codes, rules and regulations.  Tenant shall operate Tenant’s satellite dish(es) on the roof and such generator/mechanical pad on the Lot, together with any such related equipment, in a manner that will not cause interference to Landlord and other tenants of the Building or Park, and all operations by Tenant shall be in compliance with all applicable laws, rules, codes or restrictions.  Tenant shall be responsible to obtain all permits associated with any work contemplated in this Section, and copies shall be furnished to Landlord upon Landlord’s written request.  All work shall be completed pursuant to and subject to the provisions of Section 6.1.15 hereof.  Tenant shall be required to maintain all of such equipment at its sole cost in accordance with best industry standards and Landlord’s agent shall accompany Tenant or any agent when making necessary repairs to any of such equipment.  In the event that Tenant proceeds with the installation itself, subject to the provisions of Section 6.1.15 as aforesaid, then Tenant shall be responsible to repair, at Tenant’s sole cost and expense, within a reasonable period of time established by Landlord, any damage caused by installation, operation and/or removal of Tenant’s aforesaid installed equipment, or due to the acts or omissions of Tenant, its employees, contractors, agents, customers and business partners and invitees.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising from or out of the installation, maintenance or removal of such equipment.  Upon expiration of the Term, Tenant shall be responsible for the removal of such equipment and for repairing any damage resulting therefrom.

b.             Landlord shall install a patio and smoking shelter on the Lot and Tenant shall be responsible for its Pro Rata share of such cost.  Tenant shall have the right to approve the location of the patio and smoking shelter, such approval shall not be unreasonably withheld, conditioned or delayed.  This Section shall survive the expiration or earlier termination of this Lease.

10.21       FURNITURE/EQUIPMENT/EXISTING BACK-UP GENERATOR

All furniture, equipment and the existing backup generator currently located in the Premises and identified in the inventory attached hereto and incorporated herein as Exhibit N shall, for the price of $1.00, become the property of the Tenant as of the Term Commencement Date (collectively, the “Sold Property”).  On September 1, 2010, or such later date on which Landlord acquires title to the Sold Property from IBM, Landlord hereby agrees to convey, transfer set over, and grant to Tenant all of Landlord’s right, title and interest in and to all the Sold Property, and, in connection therewith execute and deliver to Tenant a Bill of Sale with respect to such Sold Property, in the form attached hereto as Exhibit O.  To the extent Tenant does not want to use any or all of such Sold Property, then upon the giving of written notice specifying such items to Landlord on or before such date which is fifteen (15) days following the execution of this Lease by both Landlord and Tenant, Landlord shall remove and dispose of such furniture specified in Tenant’s notice, at Landlord’s sole cost and expense, prior to the Term Commencement Date, or earlier, if necessary.

10.22       IBM CONTINGENCY

Notwithstanding anything set forth in this Lease to the contrary, the obligations of both Landlord and Tenant are expressly contingent on Landlord obtaining a mutually satisfactory termination of that certain existing lease at the Building with IBM.  Landlord shall use diligent efforts to secure such termination provided above within ten (10) days of the Effective Date.  In the event that Landlord does not provide Tenant with reasonable satisfactory evidence of such termination within ten (10) days of the Effective Date, either party may immediately terminate this Lease upon written notice to the other.

10.23       TERMINATION OF SUBLEASE CONTINGENCY.

Notwithstanding anything to the contrary in this Lease, the obligations of both Landlord and Tenant are expressly contingent on Tenant and Landlord obtaining a mutually satisfactory termination of that certain existing sublease with Teradyne, Inc. for space at Building 5, 7 Technology Park Drive, Westford. Tenant shall use diligent efforts to secure such termination provided above within two (2) days of the Effective Date.  In the event that the Lender (as defined in that termination agreement) does not provide the consent required under that termination agreement within twelve (12) days of the Effective Date, either party may immediately terminate this Lease upon written notice to the other.

Remainder of Page Intentionally Left Blank

Signature Page to Follow

EXECUTED as a sealed instrument in two (2) or more counterparts on the day and year first above written.  The effective date of this Lease is the date of execution by the last party to sign (the “Effective Date”).

TENANT:		LANDLORD:

SONUS NETWORKS, INC.		MICHELSON FARM-WESTFORD TECHNOLOGY PARK IV LIMITED PARTNERSHIP

By: The Gutierrez Company, its Sole General Partner

By:	/s/ Wayne Pastore	By:	/s/ Arthur J. Gutierrez, Jr.
Printed Name: Wayne Pastore		Printed Name: Arthur J. Gutierrez, Jr.
Title:	Senior Vice President and Chief Financial Officer	Title:	President
Date:	August 11, 2010	Date:	August 11, 2010

EXHIBIT A-1

PLAN SHOWING PREMISES

(SEE ATTACHED)

EXHIBIT A-2

PRELIMINARY TENANT’S PLANS

(SEE ATTACHED)

EXHIBIT B

DESCRIPTION OF THE LOT

The land in Westford, Middlesex County, Massachusetts, shown as Lot 4B as shown on a plan entitled “Definitive Plan of Land, Westford Technology Park, Westford, Massachusetts”, prepared by Howe Surveying Associates, Inc., Scale 1”=100; Dated June 3, 1996, Revised July 12, 1996 and recorded with the Middlesex North Registry of Deeds in Plan Book 192, Plan 24.

EXHIBIT C

BASE BUILDING IMPROVEMENT

Landlord agrees to perform the following base building work:

•	Landlord will deliver all mechanical, HVAC, plumbing, life safety, elevators and electrical equipment in good working order;
•	Landlord will add enclosed weather separation vestibule at entrance to the Building;
•	Landlord will add a canopy at the front entry curtainwall of the Building;
•	Landlord will replace the floor tile with new tile and stair service with carpet at the rear stair vestibule;
•	Landlord and Tenant to mutually agree to selective landscape trimming and Landlord to provide such landscape trimming;
•	Landlord shall relocate existing flagpole to a location approved by Tenant;
•	Landlord to remove existing mobile and replace with pendant lighting and other access lighting in the Building lobby;
•	Landlord shall remove existing revolving door and replace with one pair of doors, along with a vestibule;
•	Landlord shall paint existing exterior lobby curtainwall system and adjacent window elevations;
•	Landlord shall replace glass in lobby curtainwall to match adjacent building;
•	Landlord shall furnish and install two new glass tenant entries in Building lobby — one for Tenant and one for future third party tenant;
•	Landlord shall remove outdoor brick seating area and replace with loam and grass;
•	Landlord shall remove metal railings at the front stair and at the second floor lobby and replace with glass rail;
•	Landlord shall remove existing lobby tile and replace with 12”x 12” porcelain tile;
•	Landlord shall paint lobby area in a color approved by Tenant from Landlord’s standard color selections, not to be unreasonably withheld or delayed by Tenant;
•	Landlord shall remove the shed located behind the Building by the loading dock; and
•

In the event another tenant occupies the vacant portion of the Building, Landlord shall construct a demising wall on the first floor of the Building. In no event shall Tenant be responsible for such construction. Tenant shall have the right to approve the location of the demising wall, such approval shall not be unreasonably withheld, conditioned or delayed.

For clarity, the cost of the services noted in this Exhibit C shall not be included in the Lab Upgrade Allowance or the TI Allowance.

EXHIBIT D-1

LANDLORD’S SERVICES

The Landlord shall provide the following services:

I.             WATER

Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

II.            BUILDING SYSTEMS

All Building systems, including but not limited to electrical, fire safety and sprinkler, and water (but excluding HVAC and elevators, which are Tenant’s responsibility pursuant to Exhibit D-2), operate 24 hours per day, 7 days per week, subject to repairs, failures and interrupted service beyond Landlord’s control.  Landlord shall control all of the aforesaid Building systems, except for the HVAC, elevators, and certain components of the life safety systems, as set forth in Exhibit D-2.

III.          SECURITY TO BUILDING AND COMMON AREAS/ACCESS

Landlord shall maintain and be responsible for providing the Building with an electronic keypad at the exterior doors of the Building, but not the Premises, for after hours Building access.

Landlord shall control keying for perimeter exterior doors of the Building, the common areas and mechanical, electrical and sprinkler rooms, and Landlord shall provide Tenant with the key(s) for such areas.

EXHIBIT D-2

TENANT’S SERVICES

The Tenant shall provide the following services pursuant to, and subject to, the provisions of Section 6.1.2 of the Lease:

I.             CLEANING

Tenant shall be responsible for securing janitorial service for the Premises, including all restrooms and the main lobby of the Building, at such times and services that are consistent with other class “A” office and laboratory buildings in the Merrimack Valley area.  Notwithstanding the foregoing, in the event that another tenant occupies the Building, Landlord will require such other tenant to contribute it’s pro-rata share for cleaning the common areas.

II.            HEATING, VENTILATING AND AIR CONDITIONING

1.             Tenant shall control and be responsible for heating, ventilation and air conditioning (“HVAC”) to the Premises and the Building.  Landlord represents and warrants that the HVAC equipment is in good working order and that it will provide adequate service to the Building and to the Premises and is able to provide reasonably comfortable temperatures for normal occupancy.

2.             Upon occupancy of any future tenant(s) of said remaining space, or portion thereof, Landlord shall reimburse Tenant for providing such HVAC at a rate equal to $1.25/RSF based on the occupied square footage for normal office use and a pro-rated portion of the Common Area, subject to adjustment as electric costs increase.  Tenant shall provide HVAC service to such remaining space from Monday through Friday, from 8:00 AM to 6:00 PM, and for Saturday occupancy from 8:00 AM to 1:00 PM if so requested by Landlord and/or its tenant(s) of said remaining space, by providing at least 24 hours prior notice to Tenant.  Landlord shall be responsible for maintenance and repairs of heating, ventilation and air conditioning systems contained within such remaining space and exclusively servicing such remaining space.  HVAC services beyond the aforesaid hours can be made available to Landlord and/or its tenant(s) of such remaining space, if so requested, by providing at least 24 hours prior written notice and at a current cost of $50.00 per hour per unit, subject to adjustment as electric costs increase.  The request shall clearly state the start and stop hours of the “off-hour” service.  Landlord shall submit to Tenant a list of personnel who are authorized to make sure requests.

3.             Maintenance on any additional or special air conditioning equipment owned or installed by Tenant for exclusive service to the Premises, and the associated operating cost thereof, will be at Tenant’s expense.

III.          ELEVATORS

Elevators for the use of all tenants of the Building and the general public for access to and from all floors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Tenant from time to time determines best for the Building as a whole, taking into account reasonable recommendations from Landlord.  The elevators shall operate

24 hours per day, 7 days per week, subject to repairs, failures and interrupted service beyond Tenant’s control.

IV.          SECURITY/ACCESS

Twenty-four (24) hour entry to the Building and Premises is available to Tenant and Tenant’s employees.  Tenant shall have unrestricted access to its Premises at all times, and not just during normal building hours and operation.  All security within the Premises shall be the responsibility of the Tenant.  Tenant shall have the right to install its own interior and exterior security card access system.  Landlord shall control keying for perimeter exterior doors of the Building, the common areas and mechanical, electrical and sprinkler rooms, and Landlord shall provide Tenant with the key(s) for such areas.  Tenant shall provide Landlord and the Westford Fire Department with reasonable access to the Premises.  In the event that another tenant occupies the Building, this Lease shall be amended to provide that Tenant is not responsible for providing security to such other tenant’s area and that Landlord shall be responsible for providing security to the common areas.

V.            CAFETERIA, VENDING AND PLUMBING INSTALLATIONS/INTERIOR LAVATORIES AND SHOWERS

1.             Any space to be used primarily for lunchroom or cafeteria operation within the Premises shall be Tenant’s responsibility to keep clean and sanitary.  Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing.  All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant’s expense.

2.             Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the Premises for its exclusive use (such as in coffee room).

3.             All lavatories and showers located within the Premises (if applicable) shall be Tenant’s responsibility to maintain, repair and clean.  At Tenant’s request, Landlord shall perform the same at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant.

VI.          SIGNAGE

Tenant shall be entitled to the Building’s standard signage at Tenant’s main entry and on the Building’s lobby directories, as well as monument style signage at the Building.  See also Section 6.1.18 of the Lease regarding signage on the exterior of the Building and other signage related provisions.

VII.         ELECTRICITY

1.             Tenant shall pay for all electricity consumed in the Building (subject to such reimbursement as hereinafter provided).  Landlord shall install, at Landlord’s sole cost and expense, a sub-meter(s) in the future tenant space(s) contained in said remaining area of the Building that are not part of the Premises for all lights and plugs.  Landlord shall invoice Tenant for the cost of Tenant’s electricity at the rate charged by the utility service provider on a monthly basis based on the meter readings for the Building measuring Tenant’s actual electrical consumption, less the future tenant sub-meter consumption referenced above and such future tenant pro-rata share for Common Area charges, and Tenant shall reimburse Landlord, as additional rent, for such consumption within thirty (30) days upon receipt of Landlord’s invoice therefore.

2.             Tenant’s use of electrical service in the Premises shall not at any time exceed the capacity of any of the electrical conductors or other equipment in or otherwise serving the Premises or the Building standard, as hereinafter provided.  To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electrical system, Tenant shall not, without at least thirty (30) days prior written notice to and consent of Landlord in each instance and compliance with the alteration section of this Lease, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 277/480 volts nominal, or make any alteration or addition to the electric system of the Premises.  In the event Tenant shall use (or request that it be allowed to use) electrical service in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including, but not limited to, the installation of utility service upgrades, air handlers or cooling units), and all such additional usage (except to the extent prohibited by law), installation and maintenance thereof shall be paid for by Tenant, as additional rent, upon Landlord’s demand, so long as no other tenants are receiving excess usage.

3.             It is understood that the electrical generated service to the Premises may be furnished by one or more generators of electrical power and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories, such as distribution charges, transmission charges, generation charges, congestion charges, capacity charges, public good charges, and other similar categories, and that Tenant shall not be responsible for any fee, commission or other charge by an unaffiliated broker, aggregator or other intermediary for obtaining or arranging the supply of generated electricity.  Landlord shall have the right to select the generator of electricity to the Premises and the Building and to purchase generated electricity for the Premises and the entire Building through a broker, aggregator or other intermediary and/or buyers group or other group and to change the generator of electricity and/or manner of purchasing electricity from time to time.

4.             If Landlord successfully undertakes electrical generation activities for the purpose of reducing Tenant’s electrical related operating costs (such as negotiating an agreement with a utility or another energy generator or engaging an energy consultant or undertaking conservation or other energy efficient measures that may require capital expenditures), Tenant shall pay its proportionate share of such electric related increases with respect to Landlord’s electrical generator activities hereunder, however, such amount shall in no event exceed 10% of the prior year’s Operating Costs.  In no event shall the foregoing be a cap on actual electrical utility charges payable by Tenant hereunder.  In no event shall Tenant pay for capital expenditures related to such electrical generation activities, either directly or through a Landlord Operating Cost charge.

5.             As used herein, the term “generator of electricity” shall mean one or more companies (including, but not limited to, an electric utility, generator, independent or non-regulated company) that provides generated power to the Building, Premises or to the Landlord to be provided to the Premises, as the case may be.

VIII.       OTHER UTILITIES

Tenant shall be responsible for the payment of all other utilities consumed by Tenant in the Premises, including telephone, cable, other communications.  Tenant shall pay for such consumption directly to the provider of such utilities.

IX.          LIFE SAFETY

Tenant shall control and maintain, in good order and repair and in compliance with all applicable laws and codes, the fire extinguishers for the Premises and the fire suppression system for the cafeteria.

EXHIBIT E

RULES AND REGULATIONS

1.             The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees, and visitors, or be used by them for any purpose other than for ingress and egress to and from the Premises.  The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may reasonably determine from time to time.  Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2.             No curtains, blinds, shades, screens, advertisements, or signs, or the like other than those furnished by Landlord, shall be attached to, hung in, affixed to, or used in connection with any window or door of the Premises or to any other area of the Premises (including without limitation on interior windows, walls and doors) that is visible from the outside of the Building or visible from any common area of the Building without the prior written consent of the Landlord (taking into account such factors such as size, color and style and compatibility with the Building).  If Tenant is not the sole Building tenant, interior signs on doors on the common areas of the Building shall be painted or affixed for Tenant by Landlord, or by sign painters first approved by Landlord, at the expense of Tenant and shall be of a size, color and style acceptable to Landlord and shall be compatible to the Building.

3.             Tenant shall furnish Landlord with master keys or access devices for any security (door access) system provided and installed by Tenant, so long as the same has been approved by Landlord.  Tenant shall be allowed to place additional locks or bolts upon doors and windows within the Premises, as long as Tenant provides master keys to Landlord as aforesaid as these additional locks and bolts could prove to be a hindrance to Landlord providing building services, such as cleaning and maintenance.  Tenant must, upon the termination of its tenancy, remove all additional locks and bolts and restore all original door hardware and provide Landlord all Building keys either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable replacement cost thereof.

4.             Canvassing, soliciting and peddling in the Building, or on the Lot or in the Park if applicable, are prohibited, and Tenant shall cooperate to prevent the same.

5.             Tenant shall comply with all reasonably necessary security measures from time to time established by Landlord for the Building or Park, if any; however, the parties acknowledge that Landlord has no obligation to provide any security, except for the keypad lock to the exterior of the Building and standard exterior lighting, as aforesaid in Section 5.1.7.

6.             Tenant agrees that there shall be no smoking allowed anywhere in the Premises or Building or within 50’ of any entrance to the Building.

7.             No animals, with the exception of “assistance animals” (e.g., seeing eye dogs), shall be brought into the Building by Tenant, Tenant’s agents, servants, employees, invitees, subtenants and assigns.

8.             Users of any common fitness room or shower facilities within the Building (if applicable) shall only place a lock on a locker only during the time they are using the fitness, locker room and/or shower facilities.  No overnight use of lockers and no locks on lockers except during workout.  Also, no overnight storage of gym bags or like shall be permitted.

9.             Bicycles shall be parked at the specific bicycle locations provided and shall not be permitted inside the Building.

EXHIBIT F

PARK COVENANTS — WESTFORD TECHNOLOGY PARK

Landlord agrees to enforce, or cause to be enforced, these Park Covenants with all due diligence to preserve the quality and appearance of the Park.

The Lot is located in an approximately ninety (90) acre office/research and development park shown on the Plan of the Park and elsewhere in this Lease, as the same, including without limitation the Common Areas of the Park, may be amended by Landlord from time to time in accordance with and subject to the provisions of Section 2.1 of this Lease.

All lots of land comprising the Park (which lots, including without limitations the Lot, are individually called the “Parcel” and collectively the “Parcels”) are subject to the following restrictions which shall bind Michelson Farm-Westford Technology Park Trust (collectively “Grantor”) as original owner of the Park and its successors in title.

A.            All Parcels shall have facilities for parking, loading and unloading sufficient to serve any uses of the Parcels without using adjacent streets for such purpose. On-street parking shall be prohibited. All parking, trucking and vehicular maneuvering areas for a Parcel shall be contained within such Parcel.

B.            No exterior loading platforms shall be visible from any primary way or proposed primary way serving the Park. Screening and planting may be used for this purpose.

C.            No open or outside storage shall be done on any Parcel, other than normal and customary trash compactors and containers on locations to be reasonably approved by Landlord in advance.

D.            Signs shall conform to the sign ordinances of the Town of Westford. Any variance from such ordinance granted by the Town of Westford must also be approved by Grantor the manner provided below in Section I.

E.            No condition or use of any Parcel will be permitted which is objectionable by reason of noise, odor, vibration, smoke, radiation, the hazardous nature of the use, or the violation of environmental laws or regulations adopted by the Town of Westford, the Commonwealth of Massachusetts, the Federal Government or any Court.

F.             All utilities serving a Parcel shall be placed underground, unless prohibited by the utility company. Any exterior lighting on a Parcel shall either be indirect or of such controlled focus and intensity as not to disturb street traffic or the occupancy of any adjacent Parcel.

G.            The exterior appearance of any buildings in the Park, including landscaping thereon, shall be kept neat and orderly and free from litter.

H.            No building, exterior sign, fence, wall, exterior lighting or other structure shall be erected or allowed to maintain on any portion of the Park or exterior structural alteration or addition made, except pursuant to plans approved in writing by Grantor as to landscaping, parking and architectural conformity with existing buildings in the Park.

I.             The Grantor may from time to time by written instrument in recordable form grant variance from any one or more of these restrictions (except restriction H for which variances may not be granted) where the Grantor reasonably determines that the variance can be granted without substantial detriment to the intent and purpose of the restrictions and without substantial detriment to the Land, and portions of the Park theretofore built upon.

J.             Written approval by the Grantor as to any buildings, signs, structures, alterations, additions and landscaping approved by Grantor in good faith shall be conclusive evidence of compliance with these restrictions. The Grantor agrees to furnish to any grantee such written instruments in recordable form as may reasonably be requested by the grantee as evidence of such compliance.

K.            The term “Grantor”, as herein used, shall mean Arthur J. Gutierrez and John A. Cataldo, Class A Trustees, and Howard Stock and Marc D. Levy, Class B Trustees, all as Trustees of Michelson Farm-Westford Technology Park Trust, u/d/t dated October 1, 1984 and recorded with the Middlesex North District Registry of Deeds in Book 2863, Page 235, and any of its successors in title to whom the Grantor has expressly granted of record the rights to enforce these restrictions.

EXHIBIT G

Tenant Estoppel Certificate

ESTOPPEL CERTIFICATE

                              , 20

TO:                           Capmark Finance Inc., its successors and assigns (the “Lender”)

116 Welsh Road

Horsham, PA  19044

RE:                           Confirmation of Lease Agreement for premises located at                                      (the “Premises”) forming part of the property commonly known as                                                              (the “Property”)

The undersigned Tenant hereby certifies as follows:

1.  The undersigned,                                                                                           , as “Tenant”, and                                                                                           , as “Landlord”, entered into a written lease dated                                          for the Premises (the “Lease”).  A true and correct copy of the Lease, together with each and every amendment (if any) is attached hereto as Exhibit A.

2.  The Lease is in full force and effect and has not been amended, modified, supplemented or superseded (except as specifically stated above) and together herewith constitutes the entire agreement between the undersigned and Landlord with respect to the Premises.  There is no other agreement (except for the agreements contained herein) between the Tenant and the Landlord with respect to the Premises or any other space at the Property.

3.  As of the date of this certificate, neither the Tenant nor the Landlord is in default under the Lease.  All rent-free periods, if any, under the Lease have expired, and no rent credit or concession is due Tenant pursuant to the Lease.  Tenant has no setoffs, credits, claims or defenses to Tenant’s obligation to pay rent or to enforcement of the Lease.  There is no defense, offset, claim or counterclaim by or in favor of the undersigned against the Landlord under the Lease or against the obligations of the undersigned under the Lease.

4.  The Tenant has accepted possession of and taken occupancy of the Premises and is currently using the Premises in accordance with the terms of the Lease.

5.  The term of the Lease commenced on                    and will expire on                 .   The Tenant has options to renew the terms of the Lease for periods of       years each.

6.  The Tenant has commenced the payment of full unabated rent(s) subject to the Lease; the monthly base or minimum rent due under the Lease is                                    and has been paid through                                         .

7.  A security deposit in the amount of $                                     [insert amount or “none” if no security deposit is required] in the form of                                                        has been paid/tendered to Landlord.  No portion of the security deposit has been utilized by Landlord and not restored by Tenant.

8.  Tenant understands that a condition of the loan from Lender to Landlord prohibits Landlord from receiving any payment of rent or additional rent more than one (1) month prior to the due date of such payment.

9.  All work required to be performed by the Landlord under the Lease has been completed in accordance with the Lease provisions and has been accepted by the Tenant and all allowances and/or reimbursements due to the Tenant under the Lease in connection with any work performed by the Landlord or the Tenant have been paid in full.

10.  Tenant has none of the following rights:  Right to expand the Premises; right to relocate the Premises; right of first refusal (offer) with respect to any space in the Property; or option or right of first refusal (offer) to purchase the Property.

11.  Tenant is conducting business at the Premises in compliance with all applicable laws. Tenant has not, at any time since taking possession of the Premises, received notice of any kind that the Premises have violated any applicable law, regulation, ordinance or directive of any governmental authority or agency.

12.  Tenant has not, at any time since taking possession of the Premises, stored, generated, manufactured, refined, treated, transported, disposed or in any way used materials which are considered hazardous substances or wastes under applicable environmental laws and regulations in any part of the Premises or Property, except possibly for de minimus quantities thereof incidental to the cleaning and operation of Tenant’s business.

13.  Tenant has not entered into any agreement pertaining to the Premises to sell, hypothecate, transfer, sublet, encumber, assign or otherwise transfer all or any portion of the Premises or the Lease.

14.  There are no actions, voluntary or otherwise, pending or, to the best knowledge of the Tenant, threatened against the Tenant under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

15.  The Tenant is executing this certificate with the understanding that the Lender has provided or is providing financing which affects the Premises and Property.   The Tenant acknowledges and agrees that the Landlord and Lender shall be entitled to rely on the Tenant’s certifications set forth herein.

16.  This Estoppel Certificate is invalid if not dated as provided for herein.

17.  Listed below are exceptions, if any, asserted by Tenant to the foregoing statements:

.

[Signature page of Tenant appears on following page.]

The undersigned is duly authorized to execute this certificate.

Dated this            day of                                20      .

TENANT:

(“Tenant”)

By:

Name:

Its:

EXHIBIT H

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

[FORM TO BE SUPPLIED BY LENDER]

EXHIBIT A TO EXHIBIT H

LEGAL DESCRIPTION OF THE LAND

The land in Westford, Middlesex County, Massachusetts, shown as Lot 4B as shown on a plan entitled “Definitive Plan of Land, Westford Technology Park, Westford, Massachusetts”, prepared by Howe Surveying Associates, Inc., Scale 1”=100; Dated June 3, 1996, Revised July 12, 1996 and recorded with the Middlesex North Registry of Deeds in Plan Book 192, Plan 24.

EXHIBIT I

OPTION TO EXTEND

Provided that there does not then exist an uncured, continuing Event of Default under this Lease at the time such right is exercised, Tenant shall have two (2) options to extend the Term of this Lease for consecutive periods of five (5) years each (each an “Extended Term” or collectively the “Extended Terms”) commencing at the expiration of the previous Term.  Such option to extend is to be exercised by Tenant notifying Landlord in writing thereof, no later than twelve (12) months prior to the end of the initial Term, or the first extended term, as applicable.

Time is of the essence with respect to such exercise, and failure to exercise precisely by such date shall render this option null and void.

The exercise of such option shall automatically extend the Term of this Lease, except that:  (i) there shall be no additional option to extend after the expiration of the second Extended Term, or the failure to exercise the second or first option, whichever shall be the first to occur; and (ii) the applicable Fixed Rent payable by Tenant during such Extended Terms shall be at ninety five percent (95%) of the then Fair Market Rent as defined herein.  For the purposes of this Exhibit I, “Fair Market Rent” shall mean the then fair market rental value for similar space in similar Class A office buildings in the Town of Westford (taking into consideration free rent, tenant improvement allowances, brokerage commissions, and other tenant concessions offered to other tenants by landlords), determined in accordance with the following provisions.

The Fair Market Rent for the Premises shall be determined as follows:

(a)           The Fair Market Rent shall be proposed by Landlord in writing within twenty (20) days of receipt of Tenant’s notice that it intends to exercise its option to extend the Term (the “Landlord’s Proposed Fair Market Rent”).  Tenant shall notify Landlord in writing, within twenty (20) days of Tenant’s receipt of Landlord’s Proposed Fair Market Rent, that Landlord’s Proposed Fair Market Rent is (I) accepted, in which case that amount shall be the Fair Market Rent, or (II) not satisfactory to Tenant (in which case, such notice shall be “Tenant’s Rejection Notice”).  Failure by Tenant to so notify Landlord within said twenty (20) day period shall be deemed as Tenant’s acceptance of Landlord’s Proposed Fair Market Rent.

(b)           If the Fair Market Rent is not otherwise agreed upon by Landlord and Tenant within ten (10) days after Landlord’s receipt of Tenant’s Rejection Notice, then the Fair Market Rent shall be determined by written agreement of Landlord and Tenant, in the following manner:

(i)            Within five (5) days after receipt of Tenant’s Rejection Notice, the parties shall each notify the other of the name and address of their designated appraiser.

(ii)           Such two (2) appraisers shall, within twenty (20) days after their designation deadline, make their determinations of the Fair Market Rent in writing and give notice thereof to each other and to Landlord and Tenant.  In the event that the parties do not agree to the Fair Market Rent based on such determinations within five (5) business days of receipt of such terminations, Landlord and Tenant shall notify their appraisers of such failure to agree and the two (2) appraisers shall have ten (10) days after the receipt of such notice to confer with each other and to attempt to reach an agreement as to the determination of the Fair Market Rent.  If such appraisers shall concur in such determination, they shall give written notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant.  If such appraisers shall fail to concur as to such determination within said ten (10) day period, they shall give notice thereof to Landlord and Tenant and the two (2) appraisers shall immediately designate a third appraiser.  If the two (2) appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said ten (10) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant, and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association, or any successor thereto, or on his or her failure, refusal, or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

(iii)          All appraisers shall be real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising commercial real estate in the suburban Boston area.

(iv)          The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Fair Market Rent.

(v)           If none of the determinations of the appraisers varies from the average of the determination of the other appraisers by more than ten percent (10%), the average of the determinations of the three (3) appraisers shall be the Fair Market Rent for the Premises.  If, on the other hand, the determination of any single appraiser varies from the average of the determinations of the other two (2) appraisers whose determinations are closest in number by more than ten percent (10%), then the average of the determinations of the two (2) closest appraisers shall be the Fair Market Rent.  The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

(vi)          Each party shall pay fees, costs and expenses of the appraiser selected by it pursuant to this Exhibit I (and its own counsel fees) and one-half (½) of all other expenses and fees of any such third appraisal. In the event Landlord or Tenant fail to timely pay their share of the appraisal fees or participate in the process and such default is not cured within ten (10) days of written notice, then the non-defaulting party’s last written offer of Fair Market Rent shall be deemed determinative.

(vii)         Notwithstanding the foregoing, in no event shall the Fixed Rent and additional rent payable by Tenant for the first Extended Term be less than the Fixed Rent plus any operating cost escalation payable by Tenant for the last year of the initial Term, and in no event shall the Fixed Rent and additional rent payable by Tenant for the second Extended Term be less than the Fixed Rent plus any operating escalation payable by Tenant for the last year of the first extended Term.

EXHIBIT J

LIST OF EXISTING EXCLUSIVE USES AND EXCLUSIONS

IN THE BUILDING OR THE PARK

Building and Park Exclusions (The companies may not lease or occupy any space in the Building or Park):

(a)           Novell

(b)           Netscape

(c)           Microsoft

(d)           Hewlett Packard

List of Exclusive Uses (These uses are not allowed in the Building or Park):

(a)           Restaurant Uses (excluding cafeterias in the Building or Park)

(b)           Medical and/or Diagnostic Treatment Services and/or health education and Wellness promotion educational services.

EXHIBIT K

FORM OF LETTER OF CREDIT — (IF APPLICABLE)

(THE ACTUAL FORM WILL DEPEND ON THE ISSUING BANK)

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

DATE:   DELIVERY BY COURIER SERVICE

BENEFICIARY:		APPLICANT:

Michelson Farm-Westford Technology Park IV Limited Partnership
c/o The Gutierrez Company
One Wall Street, Burlington, MA 01803

AMOUNT:	USD	$ EXPIRY
DATE:
AT OUR COUNTERS IN

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      IN YOUR FAVOR EFFECTIVE IMMEDIATELY, BY ORDER AND FOR THE ACCOUNT OF                      FOR A SUM OR SUMS NOT EXCEEDING A TOTAL OF                                                                                                  (USD                 ) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON US AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.             THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, IF ANY.

2.             A NOTARIZED STATEMENT FROM MICHELSON FARM-WESTFORD TECHNOLOGY PARK IV LIMITED PARTNERSHIP AS FOLLOWS:

“REFERENCE IS HEREBY MADE TO THAT CERTAIN LEASE (THE “LEASE”) DATED                           , 2010 BETWEEN MICHELSON FARM-WESTFORD TECHNOLOGY PARK LIMITED PARTNERSHIP, AS LANDLORD (THE “LANDLORD”) AND SONUS NETWORKS, INC., AS TENANT (THE “TENANT”).  I HEREBY CERTIFY THAT I AM AN AUTHORIZED REPRESENTATIVE OF LANDLORD OR PERMITTED TRANSFEREE AND FURTHER CERTIFY THAT:

(I)            EITHER (A) AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED AND REMAINS UNCURED BEYOND THE APPLICABLE CURE PERIOD, OR (B)  HAS NOT RENEWED, REPLACED OR AMENDED THE LETTER OF CREDIT BY NOT LATER THAN TWENTY-FIVE (25) BANKING DAYS PRIOR TO THE EXPIRATION THEREOF OR PROVIDED A CASH DEPOSIT, IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 11 OF THE LEASE; AND

(II)           THIS DRAWING IN THE AMOUNT OF USD                        (INSERT AMOUNT, NOT TO EXCEED AVAILABLE CREDIT) REPRESENTS FUNDS DUE TO LANDLORD UNDER AND PURSUANT TO THE LEASE.”

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) TO ANY PERSON OR ENTITY THAT SUCCEEDS LANDLORD UNDER THE LEASE AND TO BANK OF AMERICA, N.A., AS THE HOLDER OF A FIRST MORTGAGE ON THE PROPERTY TO WHICH THE LEASE RELATES AND TO ANY PERSON OR ENTITY THAT SUCCEEDS BANK OF AMERICA, N.A. AS HOLDER OF THE FIRST MORTGAGE ON SUCH PROPERTY.  TRANSFER OF THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED ONLY BY PRESENTATION TO THE ISSUING BANK OF THE ORIGINAL OF THIS LETTER OF CREDIT TOGETHER WITH AMENDMENTS, IF ANY, ACCOMPANIED BY A SIGNED AND COMPLETED TRANSFER CERTIFICATE IN THE FORM ATTACHED HERETO AS EXHIBIT “A” AND PAYMENT OF A TRANSFER FEE EQUAL TO                                                   .  UPON SUCH PRESENTATION, THE BANK SHALL FORTHWITH TRANSFER THE LETTER OF CREDIT TO THE DESIGNATED TRANSFEREE, OR IF SO REQUESTED BY SUCH TRANSFEREE, ISSUE A NEW LETTER OF CREDIT TO THE TRANSFEREE IN THE SAME FORM AS THIS LETTER OF CREDIT.  THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

ADDITIONAL CONDITION:  PARTIAL DRAWINGS ARE ALLOWED.

ALL DOCUMENTS INCLUDING DRAFT(S) MUST INDICATE THE NUMBER AND DATE OF THIS CREDIT.

EACH DRAFT PRESENTED HEREUNDER MUST BE ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT FOR OUR ENDORSEMENT THEREON OF THE AMOUNT OF SUCH DRAFT(S).

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS CREDIT.

DOCUMENTS MUST BE SENT TO US VIA OVERNIGHT COURIER (I.E. FEDERAL EXPRESS, UPS, DHL OR ANY OTHER EXPRESS COURIER) AT OUR ADDRESS:
ATTENTION:                                                       .

WE HEREBY ENGAGE WITH DRAWERS AND/OR BONAFIDE HOLDERS THAT DRAFT(S) DRAWN UNDER AND NEGOTIATED IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THE SUBJECT CREDIT WILL BE DULY HONORED ON PRESENTATION.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE “UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDIT (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500”.

VERY TRULY YOURS,

AUTHORIZED OFFICIAL

Exhibit “A”

TO:	BANK	DATE:
RE: LETTER OF CREDIT ISSUED BY:
LETTER OF CREDIT NO. AVAILABLE AMOUNT
ATTN:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

YOURS VERY TRULY,

(BANK)	SIGNATURE OF BENEFICIARY

AUTHORIZED SIGNATURE

EXHIBIT L

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws (Ter. Ed.) Chapter 183, Section 4, as amended, notice is hereby given of a certain lease (hereinafter referred to as the “Lease”) dated as of August     , 2010 by and between Michelson Farm-Westford Technology Park IV Limited Partnership (hereinafter referred to as “Landlord”) and Sonus Networks, Inc. (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

1.                                      The address of the Landlord is c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803.

2.                                      The address of the Tenant is 4 Technology Park Drive, Westford, MA 01886 (Building 4), with copy to                                                                                 .

3.             The Lease was executed on August     , 2010.

4.                                      The Term of the Lease is a period beginning on December 15, 2010 and expiring seven (7) years and eight (8) months thereafter on August 14, 2018.

5.                                      Subject to the provisions of the Lease, the Tenant has the option to extend the term of the Lease for two (2) consecutive periods equal to five (5) years each.

6.                                      The demised premises is approximately            square feet located within a two (2) story building containing approximately 97,500 rentable square feet located at 4 Technology Park Drive, Westford, MA 01886, and the areas of which are the subject of all appurtenant rights and easements set forth in Section 2.1 of the Lease.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants of which are incorporated herein by reference.  The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease which are incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Notice of Lease as of this        day of                           , 2010.

LANDLORD:

MICHELSON FARM-WESTFORD
TECHNOLOGY PARK IV
LIMITED PARTNERSHIP

BY:	THE GUTIERREZ COMPANY,
ITS SOLE GENERAL PARTNER

By:
Arthur J. Gutierrez, Jr.
President

TENANT:

SONUS NETWORKS, INC.

By:
Name:
Its:

THE COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, SS

On this          day of                           , 2010, before me, the undersigned notary public, personally appeared Arthur J. Gutierrez, Jr., the President, of The Gutierrez Company, Sole General Partner of Michelson Farm-Westford Technology Park IV Limited Partnership, proved to me through satisfactory evidence of identification, which was personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he signed it voluntarily for its stated purpose.

(official seal)

Notary Public
My Commission Expires:

STATE OF

COUNTY

On this          day of                   , 2010, before me, the undersigned notary public, personally appeared                                              of Sonus Networks, Inc., proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official seal)

Notary Public
My Commission Expires:

EXHIBIT M

EARLY TERMINATION OPTION

So long as there does not then exist an uncured, continuing, material, Event of Default as defined in Section 9.1 of this Lease, Tenant may, at its sole option, terminate this Lease (the “Termination Option”) effective on the first (1st) day of month eighty (80) of the Term (the “Early Termination Date”), by delivering notice of Tenant’s election to terminate (the “Termination Notice”) at least twelve (12) months prior to the Early Termination Date, provided that Tenant pays to Landlord on or before the Early Termination Date a payment equal to the “Termination Fee” as set forth below.

If Tenant fails to timely deliver its Termination Notice or pay the Termination Fee as provided below, then Tenant will be deemed to have waived such Termination Option.

The Termination Fee shall be equal to the unamortized balance of all Landlord’s Transaction Costs as of the Early Termination Date.  The term “Landlord’s Transaction Costs” as used above shall only be calculated to include the unamortized eight (8) months of Fixed Rent, unamortized Tenant improvements (which only consists of the TI Allowance and the Lab Upgrade Allowance), unamoritzed brokerage leasing fees, and two (2) months rent.  The amortization rate shall be 6.5%.   The Exhibit C items shall not be included within the Landlord’s Transaction Costs.    Promptly upon the determination of the actual rentable square footage of the Premises and the TI allowance and Lab Upgrade Allowance are finalized, Landlord shall prepare an amortization table showing the calculation of the Termination Fee (“Amortization Table”). The Amortization Table shall be submitted to Tenant for review and comment.  Upon agreement by the parties that the Amortization Table accurately reflects the costs and calculations that are part of the Termination Fee, the parties shall enter into an amendment to this Lease to incorporate the Amortization Table.

If Tenant properly exercises its Termination Option in accordance with the foregoing, then the Lease shall automatically terminate as of the Early Termination Date without the necessity of any additional documentation, except for a termination of the Notice of Lease, if applicable.

EXHIBIT N

FURNITURE AND EQUIPMENT INVENTORY

NOTE:  Notwithstanding any language in the Lease to the contrary, the following list may be a partial list and the Sold Property shall consist of items remaining in the Building on September 1, 2010, or such later date on which Landlord acquires title to the Sold Property from IBM as the parties agree that Landlord is not making any representation whatsoever as to the Sold Property (including the condition thereof or the completeness or accuracy of such inventory list).

[To Be Attached]

EXHIBIT O

BILL OF SALE

As of this        day of                          , 2010, Michelson Farm-Westford Technology Park IV Limited Partnership (“Seller”), in connection with its lease of space located at and commonly known as 4 Technology Park Drive, Westford, Massachusetts (the “Property”), for and in consideration of the sum of  ONE DOLLAR ($1.00) and other good and valuable consideration to it paid by Sonus Networks, Inc. (“Buyer”), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, transfer and deliver unto Buyer all personal property, fixtures and equipment located at the Property set forth in Exhibit A attached hereto and made a part hereof (the “Personal Property”).  Seller conveys to Buyer the Personal Property in its physical condition AS IS WHERE IS, without any warranty or representation of any kind.

Seller does hereby warrant to Buyer that, to Seller’s knowledge, it has good and marketable title to the Personal Property and Seller has the right to, and hereby does, as of the date of execution hereof, convey the Personal Property to Buyer, free and clear of all liens and security interests.

TO HAVE AND TO HOLD the Personal Property unto Buyer, its successors and assigns, to its own use forever.

IN WITNESS WHEREOF, the Seller has hereunto set its hand and seal as of the date first set forth above.

SELLER:

MICHELSON FARM-WESTFORD TECHNOLOGY PARK IV LIMITED PARTNERSHIP

By: The Gutierrez Company, its Sole General Partner

By:
Printed Name:	Arthur J. Gutierrez, Jr.
Title:	President
Date:

EXHIBIT A

TO BILL OF SALE

NOTE:  Notwithstanding any language in the Lease to the contrary, the following list may be a partial list and the Personal Property shall consist of items remaining in the Building on September 1, 2010, or such later date on which Landlord acquires title to the Personal Property from IBM as the parties agree that Landlord is not making any representation whatsoever as to the Personal Property (including the condition thereof or the completeness or accuracy of such inventory list).

[To Be Attached]

EXHIBIT P

AGREEMENT TO ACKNOWLEDGE FINAL PLANS

AGREEMENT made this       day of              , 2010, by and between Michelson Farm-Westford Technology Park IV Limited Partnership (as “Landlord”) and Sonus Networks, Inc. (as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Lease dated as of August              , 2010 (the “Lease”) for space at the Building located at and commonly known as 4 Technology Park Drive, Westford, Massachusetts; and

WHEREAS, Landlord and Tenant desire to memorialize the Final Plans for the Tenant’s Work.

NOW, THEREFORE, the parties do hereby agree as follows:

1.             The parties hereby acknowledge and agree that the plans attached hereto as Exhibit A are the Final Plans, as that term is defined in the Lease.  Such Final Plans shall be deemed incorporated into the Lease as of the date of this Agreement.

2.             All capitalized terms used herein and not otherwise defined herein have the meaning given in the Lease.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TENANT:	LANDLORD:

SONUS NETWORKS, INC.	MICHELSON FARM-WESTFORD TECHNOLOGY PARK IV LIMITED PARTNERSHIP

By: The Gutierrez Company, its Sole General Partner

By:	By:
Printed Name:	Printed Name:	Arthur J. Gutierrez, Jr.
Title:	Title:	President
Date:	Date:

EXHIBIT A

TO AGREEMENT TO ACKNOWLEDGE FINAL PLANS

EXHIBIT Q

DEFINITION OF COST OF TENANT’S WORK

REIMBURSEABLE COSTS:

The following 15 numbered items shall be used to determine and calculate the Cost of the Tenant’s Work:

1.                                       The term “Cost of the Work” shall mean costs necessarily incurred and paid by the Contractor in the proper performance of the work.  Such costs shall be at rates not higher than the standard paid in the Merrimack Valley area for similar Class “A” office buildings and shall include the items set forth below.

2.                                       Wages paid for labor in the direct employ of Gutierrez Construction Co., Inc. (“Contractor”) in the performance of the work under applicable collective bargaining agreements, or under a salary or wage schedule agreed upon by the Landlord, and Contractor, and including such welfare or other benefits, if any, as may be payable with respect thereto.

3.                                       Cost of contributions, assessments or taxes incurred during the performance of the work for such items as unemployment compensation and social security, insofar as such cost is based on wages, salaries or other remuneration paid to employees of the Contractor and included in the Cost of the Work under subsection 2.

4.                                       Cost of all materials, supplies and equipment incorporated in the work, including costs of transportation thereof.

5.                                       Payments made by the Contractor to subcontractors for work performed pursuant to subcontracts.

6.                                       Cost, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers, which are consumed in the performance of the work, and cost less salvage value on such items used by not consumed which remain the property of the Contractor.

7.                                       Rental charges of all necessary machinery and equipment, exclusive of hand tools, used at the site in performance of the work, whether rented from the Contractor or others including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof, at rental charges consistent with those prevailing in the greater Merrimack Valley area for similar Class “A” office buildings.

8.                                       Cost of premiums for all bonds and insurance, which the Contractor is required by the construction contract or this Lease, to purchase and maintain.

9.                                       Sales, use, or similar taxes related to the work and for which the Contractor is liable, which are imposed by any governmental authority.

10.                                 Permit fees, royalties, damage or infringement of patents and costs of defending suits therefore, and deposits lost for causes other than due to the Contractor’s negligence.

11.                                 Losses and expenses, not compensated by insurance or otherwise, sustained by the Contractor in connection with the work, provided they have resulted from causes other than the fault or neglect of the Contractor.  Such losses shall include settlements made with the written consent and reasonable approval by Landlord and Tenant.  If, however, such loss requires reconstruction and the Contractor is placed in charge thereof, he shall be paid for his services a fee of six percent (6%) of the cost of such work.

12.                                 Cost of all removal of debris and clean up.

13.                                 Costs incurred due to an emergency affecting the safety of persons and property.

14.                                 Other costs incurred in the performance of the work if and to the extent approved in advance in writing by the Tenant.

15.                                 The cost of temporary power and heat.

EXHIBIT R

RIGHT OF FIRST OFFER

A.            Grant of Option; Conditions.  Tenant shall have a one-time right of first offer (the “Right of First Offer”) with respect to any space becoming available in the Building during the Term (the “Offering Space”).  Tenant’s Right of First Offer shall be exercised, if at all, as follows:  Tenant shall provide Landlord with written notice expressing its interest in leasing the Offering Space, whether or not Landlord has received Tenant’s notice, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord.  Tenant may lease such Offering Space in its entirety and on such terms as set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten (10) Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

1.             Tenant is in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its letter of interest to Landlord; or

2.             Tenant or any Affiliate of Tenant is not occupying substantially all of the Premises on the date Landlord would otherwise deliver the Advice.

B.            Terms for Offering Space.

1.             The term for the Offering Space shall commence upon the commencement date stated in the Advice, and Landlord shall deliver such space by such date in the condition stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

2.             Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

3.             The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space prior to such space becoming part of the Premises.  If Landlord is delayed in delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C.            Termination of Right of First Offer.  The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of:  (i) October 31, 2015 (unless Tenant simultaneously exercises its right to extend the Term as set forth in Exhibit I above and; (ii) Tenant’s failure to exercise its Right of First Offer within the ten-(10)-Business-Day period provided in Section A above (as the parties agree that this right is a one-time right); and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above.

D.            Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall negotiate in good faith thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

E.             Definition of Prevailing Market.  For purposes of this Right of First Offer provision, “Prevailing Market” shall mean the greater of (x) the annual rental rate per square foot for space comparable to the Offering Space in the Building or Complex and office buildings comparable to the Building in the Merrimack Valley rental market of Massachusetts under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes and (y) the rate from time to time applicable to the remainder of the Premises.